Exhibit 10.1

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                                CREDIT AGREEMENT

                         Dated as of September 10, 2003

                                      among

                                 CONSECO, INC.,

                             BANK OF AMERICA, N.A.,

                                    as Agent,

                                       and


                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO



--------------------------------------------------------------------------------


                         BANC OF AMERICA SECURITIES LLC
                                       and
                             J.P. MORGAN SECURITIES INC.
                   Joint Lead Arrangers and Joint Bookrunners





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                                TABLE OF CONTENTS

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                                    ARTICLE 1
                                   DEFINITIONS


Section 1.01.  Certain Defined Terms..............................................................................1
Section 1.02.  Other Interpretive Provisions.....................................................................39
Section 1.03.  Classification of Loans and Borrowings............................................................40
Section 1.04.  Accounting Principles.............................................................................40


                                    ARTICLE 2
                                   THE CREDITS

Section 2.01.  Commitments.......................................................................................41
Section 2.02.  Loans.............................................................................................42
Section 2.03.  Notes; Loan Accounts..............................................................................42
Section 2.04.  Interest Elections................................................................................42
Section 2.05.  Termination of Commitments........................................................................43
Section 2.06.  Payment at Maturity...............................................................................43
Section 2.07.  Scheduled Amortization............................................................................44
Section 2.08.  Optional and Mandatory Prepayments................................................................45
Section 2.09.  Interest..........................................................................................48
Section 2.10.  Fees..............................................................................................49
Section 2.11.  Computation of Fees and Interest..................................................................50
Section 2.12.  Payments by the Company...........................................................................50
Section 2.13.  Sharing of Payments, Etc..........................................................................51


                                    ARTICLE 3
                     TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01.  Taxes.............................................................................................51
Section 3.02.  Illegality........................................................................................53
Section 3.03.  Increased Costs and Reduction of Return...........................................................54
Section 3.04.  Funding Losses....................................................................................55
Section 3.05.  Inability to Determine Rates......................................................................55
Section 3.06.  Certificates of Banks.............................................................................56
Section 3.07.  Substitution of Banks.............................................................................56
Section 3.08.  Survival..........................................................................................56


                                    ARTICLE 4
                              CONDITIONS PRECEDENT

Section 4.01.  Effective Date....................................................................................56
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                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

Section 5.01.  Corporate Existence and Power.....................................................................60
Section 5.02.  Corporate Authorization; No Contravention.........................................................60
Section 5.03.  Governmental Authorization........................................................................61
Section 5.04.  Binding Effect....................................................................................61
Section 5.05.  Litigation........................................................................................61
Section 5.06.  No Default........................................................................................62
Section 5.07.  ERISA Compliance..................................................................................62
Section 5.08.  Margin Regulations................................................................................63
Section 5.09.  Title to Properties...............................................................................63
Section 5.10.  Taxes.............................................................................................63
Section 5.11.  Financial Condition...............................................................................64
Section 5.12.  Environmental Matters.............................................................................65
Section 5.13.  Regulated Entities................................................................................66
Section 5.14.  Subsidiaries......................................................................................66
Section 5.15.  Insurance Licenses................................................................................66
Section 5.16.  Full Disclosure...................................................................................67
Section 5.17.  Solvency..........................................................................................67
Section 5.18.  Security Interests................................................................................67
Section 5.19.  Insurance.........................................................................................68
Section 5.20.  Reinsurance Agreements............................................................................68


                                    ARTICLE 6
                              AFFIRMATIVE COVENANTS

Section 6.01.  Financial Statements..............................................................................68
Section 6.02.  Certificates; Other Information...................................................................70
Section 6.03.  Notices...........................................................................................74
Section 6.04.  Preservation of Corporate Existence, Etc..........................................................76
Section 6.05.  Insurance.........................................................................................76
Section 6.06.  Payment of Obligations............................................................................76
Section 6.07.  Compliance With Laws..............................................................................77
Section 6.08.  Compliance With ERISA.............................................................................77
Section 6.09.  Inspection of Property and Books and Records; Expense Reimbursement; Appraisal Reports............77
Section 6.10.  A.M. Best Rating Reduction Remedy.................................................................78
Section 6.11.  Financial Advisor.................................................................................79
Section 6.12.  Information Regarding Collateral..................................................................79
Section 6.13.  Casualty and Condemnation.........................................................................80
Section 6.14.  Additional Subsidiaries; Immaterial Subsidiaries..................................................80
Section 6.15.  Further Assurances................................................................................81
Section 6.16.  D&O Loans.........................................................................................82
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                                    ARTICLE 7
                               NEGATIVE COVENANTS

Section 7.01.  Limitation on Indebtedness; Certain Capital Stock.................................................83
Section 7.02.  Liens.............................................................................................84
Section 7.03.  Disposition of Assets.............................................................................86
Section 7.04.  Other Agreements..................................................................................88
Section 7.05.  Transactions With Affiliates......................................................................88
Section 7.06.  Change in Business................................................................................88
Section 7.07.  Fundamental Changes...............................................................................88
Section 7.08.  Restricted Payments...............................................................................89
Section 7.09.  Investments and Acquisitions......................................................................90
Section 7.10.  Prepayments of Indebtedness; Modifications of Certain Agreements; Synthetic Purchase Agreements...91
Section 7.11.  Debt to Total Capitalization Ratio................................................................93
Section 7.12.  Interest Coverage Ratio...........................................................................93
Section 7.13.  Conseco EBITDA....................................................................................93
Section 7.14.  Aggregate RBC Ratio...............................................................................93
Section 7.15.  Individual Risk-Based Capital Ratio...............................................................93
Section 7.16.  Combined Statutory Capital and Surplus Level......................................................94
Section 7.17.  Investment Portfolio Requirement..................................................................94
Section 7.18.  Restrictive Agreements............................................................................94
Section 7.19.  Holding Company Activities........................................................................95
Section 7.20.  Changes In Fiscal Year............................................................................96


                                    ARTICLE 8
                                EVENTS OF DEFAULT

Section 8.01.  Events of Default.................................................................................96
Section 8.02.  Remedies.........................................................................................100
Section 8.03.  Rights Not Exclusive.............................................................................101


                                    ARTICLE 9
                                    THE AGENT

Section 9.01.  Appointment and Authorization; "Agent"...........................................................101
Section 9.02.  Delegation of Duties.............................................................................102
Section 9.03.  Liability of Agent...............................................................................102
Section 9.04.  Reliance by Agent................................................................................102
Section 9.05.  Notice of Default................................................................................103
Section 9.06.  Credit Decision..................................................................................103
Section 9.07.  Indemnification of Agent.........................................................................104
Section 9.08.  Agent in Individual Capacity.....................................................................104
Section 9.09.  Successor Agent..................................................................................105
Section 9.10.  Agent May File Proofs Of Claim...................................................................105
Section 9.11.  Collateral And Guaranty Matters..................................................................106
Section 9.12.  Withholding Tax..................................................................................106
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                                   ARTICLE 10
                                  MISCELLANEOUS

Section 10.01.  Amendments and Waivers..........................................................................108
Section 10.02.  Notices.........................................................................................110
Section 10.03.  No Waiver; Cumulative Remedies..................................................................111
Section 10.04.  Costs and Expenses..............................................................................111
Section 10.05.  Company Indemnification; Damage Waiver..........................................................112
Section 10.06.  Payments Set Aside..............................................................................113
Section 10.07.  Assignments, Participations, etc................................................................113
Section 10.08.  Confidentiality.................................................................................116
Section 10.09.  Set-off.........................................................................................117
Section 10.10.  Notification of Addresses, Lending Offices, Etc.................................................118
Section 10.11.  Counterparts....................................................................................118
Section 10.12.  Survival of Representations and Warranties......................................................118
Section 10.13.  Severability....................................................................................118
Section 10.14.  Governing Law; Jurisdiction; Consent to Service of Process......................................119
Section 10.15.  Waiver of Jury Trial............................................................................119
Section 10.16.  Entire Agreement................................................................................120
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                                    SCHEDULES
Schedule 2.01                    Commitments
Schedule 5.03                    Governmental Authorizations
Schedule 5.05                    Litigation
Schedule 5.07                    ERISA
Schedule 5.13                    Investment Companies
Schedule 5.14                    Subsidiaries
Schedule 5.20                    Non-Ordinary Course Reinsurance Agreements
Schedule 7.01                    Existing Indebtedness
Schedule 7.02                    Existing Liens
Schedule 7.06                    Business Activities
Schedule 7.09                    Committed Investments
Schedule 7.10                    Amendment of Debt Agreements
Schedule 7.11                    Debt to Total Capitalization Ratio
Schedule 7.12                    Interest Coverage Ratio
Schedule 7.13                    Conseco EBITDA
Schedule 7.14                    Aggregate Risk-Based Capital Ratio
Schedule 7.15                    Minimum Risk-Based Capital Ratio
Schedule 7.18                    Restrictive Agreements
Schedule 10.02                   Addresses for Notices
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                                    EXHIBITS
Exhibit A                        Form of Compliance Certificate
Exhibit B                        Form of Note
Exhibit C                        Form of Notice of Continuation
Exhibit D                        Form of Assignment and Assumption
Exhibit E                        Offshore Rate Funding Loss Determination Methodology
Exhibit F                        Form of Security Agreement
Exhibit G                        Subordination Provisions
Exhibit H-1                      Form of Opinion of Kirkland & Ellis
Exhibit H-2                      Form of Opinion of Baker & Daniels
Exhibit H-3                      Form of Opinion of Baker & Daniels (as to insurance matters)
Exhibit I                        Terms of Replacement Preferred Stock
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                                       v

                                CREDIT AGREEMENT

     This CREDIT AGREEMENT is entered into as of September 10, 2003, among CONSECO, INC., a Delaware corporation (together with its successors, the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank") and Bank of America, N.A., as agent for the Banks.

     WHEREAS, on December 17, 2002, Conseco, Inc., an Indiana corporation ("Old Conseco"), and certain of its Subsidiaries (such term and other capitalized terms used in these recitals without definition having the meanings set forth in
Section 1.01 of this Agreement) filed voluntary petitions for relief under the Bankruptcy Code with the Bankruptcy Court, such petitions being jointly administered;

     WHEREAS, Old Conseco and such Subsidiaries have proposed a Plan of Reorganization that provides inter alia (x) for Old Conseco to transfer substantially all of its assets to the Company pursuant to a reorganization under Section 368(a)(1)(G) of the Code and (y) as a condition to consummation thereof that the Company enter into this Agreement in order to provide for the partial satisfaction of certain pre-petition claims of the Banks against Old Conseco and CIHC;

     WHEREAS, the Company is willing to secure its obligations under this Agreement and certain other obligations by granting Liens on substantially all of its assets to the Agent as provided in the Security Documents; and

     WHEREAS, the Company is willing to cause each of its current and future Domestic Subsidiaries (other than Insurance Subsidiaries, Subsidiaries of Insurance Subsidiaries and Immaterial Subsidiaries) to guarantee the foregoing obligations of the Company and to secure its guarantee thereof by granting Liens on substantially all of its assets to the Agent as provided in the Security Documents;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    Article 1
                                   DEFINITIONS

     Section 1.01 Certain Defined Terms. The following terms have the following meanings:


     "Acquisition" means (i) any Investment by the Company or any of its Subsidiaries in a Person whereby such Person becomes a direct or indirect
Subsidiary of the Company or is merged with and into the Company or such Subsidiary or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person that constitutes all or substantially all of the assets of such Person, or any division, line of business or other business unit of such Person.

     "Active Material Insurance Subsidiary" means Bankers Life and Casualty
Company, Conseco Life Insurance Company, Conseco Annuity Assurance Company,
Conseco Health Insurance Company and any other Insurance Subsidiary which, on a stand-alone basis (excluding any equity ownership in its Subsidiaries), has in excess of 5% of New Annualized Premiums of the Conseco Insurance Group.

     "Adjustment Agreement" means, with respect to any obligor under any D&O
Credit Facility, any Adjustment Agreement substantially in the form attached to the Disclosure Statement (as defined in the Plan of Reorganization) entered into among such obligor, the Company, CIHC and Conseco Services, LLC as contemplated by the Plan of Reorganization.

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners of the other
Person, or (b) to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

     "Agent" means Bank of America, N.A., in its capacity as administrative agent under the Loan Documents, and its successors and assigns in such capacity.

     "Agent-Related Persons" means the initial Agent and any successor agent appointed under Section 9.09, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Agent's Office" means the Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Agent may from time to time specify.

     "Aggregate RBC Ratio" means the Risk-Based Capital Ratio for all Insurance
Subsidiaries taken as a whole.

                                       2
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     "Agreement" means this Credit Agreement.

     "Allowed Class 10A Claims" has the meaning specified in the Plan of Reorganization.

     "A.M. Best" means A.M. Best Company.

     "Annual Statement" means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted or required by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

     "Applicable Margin" means, for any day, with respect to any Offshore Rate
Tranche A Term Loan, Base Rate Tranche A Term Loan, Offshore Rate Tranche B Term
Loan or Base Rate Tranche B Term Loan, the respective percentage per annum set forth below under the applicable column in the row corresponding to the Status that exists on such day:
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-------------------- ----------------- ---------------- ----------------- ------------------
      Status          Offshore Rate       Base Rate      Offshore Rate        Base Rate
                      Tranche A Term   Tranche A Term    Tranche B Term    Tranche B Term
                          Loans             Loans            Loans              Loans
-------------------- ----------------- ---------------- ----------------- ------------------
-------------------- ----------------- ---------------- ----------------- ------------------

Level I                   5.25%             3.25%            7.25%              5.25%
-------------------- ----------------- ---------------- ----------------- ------------------
-------------------- ----------------- ---------------- ----------------- ------------------
Level II                  4.75%             2.75%            6.75%              4.75%
-------------------- ----------------- ---------------- ----------------- ------------------
-------------------- ----------------- ---------------- ----------------- ------------------
Level III                 4.25%             2.25%            6.25%              4.25%
-------------------- ----------------- ---------------- ----------------- ------------------
-------------------- ----------------- ---------------- ----------------- ------------------
Level IV                  3.75%             1.75%            5.75%              3.75%
-------------------- ----------------- ---------------- ----------------- ------------------

     For purposes of this definition, subject to the following paragraphs of this definition, the following terms have the following meanings:

          "Level I Status" exists at any date if, at such date, (i) the Company is rated "CCC+" or below by S&P or "Caa1" or below by Moody's or (ii) no other Status exists.

          "Level II Status" exists at any date if, at such date, the Company is rated "B-", "B" or "B+" by S&P or "B3", "B2" or "B1" by Moody's.

          "Level III Status" exists at any date if, at such date, the Company is rated "BB-", "BB" or "BB+" by S&P or "Ba3", "Ba2" or "Ba1" by Moody's.

          "Level IV Status" exists at any date if, at such date, the Company is rated "BBB-" or higher by S&P or "Baa3" or higher by Moody's.

          "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status or Level IV Status exists at any date.

     The S&P and Moody's credit ratings to be utilized for purposes of this definition are those assigned to the senior secured long-term debt securities of the Company (including the Loans) without third-party credit enhancement ("Long-Term Debt"), and any rating assigned to any other debt security of the Company shall be disregarded. The ratings in effect for any day are those in effect on the close of business on such day. If either S&P or Moody's shall not have in effect on any date a Long-Term Debt rating, such agency shall be deemed to have a Long-Term Debt rating referred to in the definition of "Level I Status" on such date; provided that if such event is as a result of such rating agency ceasing to be in the business of rating debt securities, then so long as the other rating agency has in effect on such date a Long-Term Debt rating, the Long-Term Debt rating of such other rating agency in effect on such date shall be used to determine the applicable Status until such time as the Company and the Agent (with the consent of the Required Banks) shall have agreed upon an alternate rating agency that has a Long-Term Debt rating and shall have made all necessary changes to this Agreement (including this definition) to give effect to such agreement. In the case of split ratings from S&P and Moody's, the rating to be used to determine the applicable Status is the lower of the two; provided that if the split is more than one full rating category, the rating to be used to determine the applicable Status is any rating in the rating category which is one rating category higher than the lower of the two rating categories. Notwithstanding anything to the contrary herein, if the Status as determined pursuant to this definition on any date is either Level III Status or Level IV Status and, on such date, any Active Material Insurance Subsidiary has a financial strength rating less than "A-" by A.M. Best, then Level II Status shall be deemed to exist on such date. A rating category means (i) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories) and (ii) the equivalent of any such category of S&P used by Moody's.

     Initially, unless Level I Status exists at any date during the period commencing on the Effective Date through the end of the second full Fiscal Quarter after the Effective Date, Level II Status shall be deemed to exist for each day during such period. Commencing on the first day of the third full Fiscal Quarter following the Effective Date, the Applicable Margin shall be determined based on the ratings in effect on such date. Thereafter, each change in the

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Applicable Margin resulting from a publicly announced change in a rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

     "Asset Sale" means any Disposition of property or series of related Dispositions of property, excluding any such Disposition permitted by Section 7.03(a), Section 7.03(b), Section 7.03(c), Section 7.03(d), Section 7.03(e)(i),
Section 7.03(e)(ii) (but only to the extent proceeds therefrom are required to be retained by any Insurance Subsidiary pursuant to regulatory restrictions),
Section 7.03(f), Section 7.03(h), Section 7.03(i) and Section 7.03(j).

     "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit D.

     "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel and, without duplication, the reasonable allocated cost of internal legal services and all reasonable expenses and disbursements of internal counsel.

     "Bankers Life Group" means Bankers Life and Casualty Company, Bankers Life Insurance Company of Illinois and Colonial Penn Life Insurance Company.

     "Bankruptcy Code" means Title 11 of the United States Code and applicable provisions of Titles 18 and 28 of the United States Code.

     "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division.

     "Banks" has the meaning specified in the introduction to this Agreement and includes any other Person that shall have become a party hereto pursuant to an Assignment and Assumption in accordance with Section 10.07, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

     "Base Rate" means, for any day, a fluctuating rate per annum equal to the higher of: (a) 0.50% per annum above the latest Federal Funds Rate and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA as its "prime rate". The "prime rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

     "BofA" means Bank of America, N.A., a national banking association, and its successors.

     "Borrowing" means Loans of the same Class and Interest Type deemed made, converted or continued on the same day and, in the case of Offshore Rate Loans, as to which the same Interest Period is in effect.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Agent's Office is located or New York City and, if such day relates to any Offshore Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

     "Calculation Period" means, with respect to any ratio or calculation, the period for which such ratio or calculation is being calculated.

     "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

     "Capital and Surplus" means, as to any Insurance Subsidiary, as of any date, the total amount shown on line 38, page 3, column 1 of the Annual Statement of such Insurance Subsidiary, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

     "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment capitalized in accordance with GAAP and other capital expenditures of the Company and its Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Company and its Subsidiaries for such period prepared in accordance with GAAP and (b) any Capitalized Lease Liabilities incurred by the Company and its Subsidiaries during such period.

     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

     "Capitalized Lease Liabilities" means, with respect to any Person, all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of nine months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000 and a short term deposit rating of at least A-1 by S&P and P-l by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally; (c) commercial paper of an issuer rated at least A-1 by S&P and P-l by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within nine months from the date of acquisition; (d) repurchase obligations of any Bank or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P and A2 by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Bank or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

     "Cash Interest Expense" means, for any Calculation Period, the sum of (a) total interest expense, to the extent paid or payable in cash, of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, excluding interest paid or, without duplication, accrued but unpaid by any Insurance Subsidiary to the extent otherwise included in total interest expense in this clause (a) and (b) total dividends paid or payable in cash on any preferred stock issued by the Company to the extent the terms of such preferred stock require payment of cash dividends, in each case for such Calculation Period.

     "Casualty Event" means any casualty or other insured damage to any property of the Company or any of its Subsidiaries (other than Insurance Subsidiaries or Subsidiaries of Insurance Subsidiaries), or any taking of any such property under power of eminent domain or by condemnation or similar proceeding, or any transfer of any such property in lieu of a condemnation or similar taking thereof.

     "CBOs" means notes or other instruments (other than CMOs) secured by collateral consisting primarily of debt securities and/or other types of debt obligations, including loans.

     "CCM" means Conseco Capital Management, Inc. (to be renamed 40/86 Advisors, Inc.), a Delaware corporation.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

     "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List.

     "Change of Control" means (a) any acquisition, directly or indirectly, by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of 40% or more of the outstanding shares of voting stock of the Company, (b) during any period of 12 consecutive calendar months, commencing on the Effective Date, the ceasing of those individuals (the "Continuing Directors") who (i) were directors of the Company on the first day of each such period or (ii) who subsequently became directors of the Company and whose election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Company, to constitute a majority of the board of directors of the Company; provided that such cessation shall not constitute a "Change of Control" if (x) such cessation is as a result of the holders of the New CNC Preferred Stock exercising their voting rights following the occurrence of a Trigger Event (as defined in the certificate of designations setting forth the terms of the New CNC Preferred Stock (as in effect on the date hereof)) and (y) the holders of a majority of the shares of New CNC Preferred Stock at the time of such cessation are also Banks then holding at least a majority of the aggregate unpaid principal amount of the Loans or (c) the occurrence of a "change of control" (howsoever defined) in the indenture or any other instrument evidencing Permitted Refinancing Indebtedness or in any instrument evidencing the Existing CIHC Preferred Stock or the Replacement Preferred Stock.

     "CIHC" means CIHC, Incorporated, a Delaware corporation, and a direct Wholly-Owned Subsidiary of the Company on the Effective Date.

     "Class" (a) when used with respect to Banks, refers to whether such banks are Tranche A Banks or Tranche B Banks, (b) when used with respect to Commitments, refers to whether such Commitments are Tranche A Commitments or Tranche B Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Tranche A Term Loans or Tranche B Term Loans.

     "CMOs" means notes or other instruments secured by collateral consisting primarily of mortgages, mortgage-backed securities and/or other types of mortgage-related obligations.

     "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

     "Collateral" means any and all "Collateral", as defined in any Security Document.

     "Collateral Account" has the meaning specified in the Security Agreement.

     "Collateral and Guarantee Requirement" means the requirement that:

          (a) the Agent shall have received from each Obligor either (i) a counterpart of the Security Agreement duly executed and delivered on behalf of such Obligor or (ii) in the case of any Person that becomes an Obligor after the Effective Date, a supplement to the Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Obligor;

          (b) all outstanding Capital Stock in any Subsidiary owned by or on behalf of any Obligor shall have been pledged pursuant to the Security Agreement (except that the Obligors shall not be required to pledge more than 65% of the outstanding voting Capital Stock in any Foreign Subsidiary that is not an Obligor) and the Agent shall have received all certificates or other instruments representing such Capital Stock, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

          (c) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens to the extent, and with the priority, required by the Security Agreement, shall have been filed, registered or recorded or delivered to the Agent for filing, registration or recording;

          (d) each Obligor shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder; and

          (e) each Obligor shall have taken all other action required under the Security Documents to perfect, register and/or record the Liens granted by it thereunder.

     "Combined Statutory Capital and Surplus" means, as of the last day of any Fiscal Quarter, the sum of the amounts shown on the Combined Statutory Statement of the Insurance Subsidiaries as of the last day of such Fiscal Quarter on (i)
p. 3, line 38 and (ii) p. 3, line 24.1.

     "Combined Statutory Statement" means a statement combining the Quarterly Statements or Annual Statements, as applicable, of all the Insurance Subsidiaries.

     "Commitment" means a Tranche A Commitment or Tranche B Commitment, or any combination thereof (as the context requires).

     "Company" has the meaning specified in the introduction to this Agreement.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit A.

     "Confirmation Date" means the date upon which the Confirmation Order is entered by the Bankruptcy Court in its docket, within the meaning of bankruptcy rules 5003 and 9021.

     "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan of Reorganization.

     "Conseco Available Cash Flow" means, for any Calculation Period, the sum, without duplication, of (a) dividends paid in cash to the Company by any Subsidiary plus (b) interest paid in cash to the Company by any Subsidiary pursuant to any intercompany Indebtedness owing by such Subsidiary to the Company plus (c) interest or principal paid in cash to the Company with respect to any Surplus Debenture plus (d) amounts paid in cash to the Company under the Tax Sharing Agreement plus (e) management and other similar fees received by the

Company under servicing agreements or otherwise from any Subsidiary plus (f) amounts paid in cash to the Company pursuant to a loan made to it by any Subsidiary plus (g) the Company's Investment Income received in cash minus (h) cash operating expenses of the Company minus (i) Capital Expenditures of the Company made in cash minus (j) any amounts paid by the Company in respect of interest on or in repayment of any loan referred to in clause (f) above minus
(k) solely for any Calculation Period ending on or prior to March 31, 2005, the cash portion of any charges referred to in clause (f) of the definition of "Conseco EBITDA" and incurred on or prior to June 30, 2004 (other than any such charges to the extent that payment thereof was reserved by the Company prior to such Calculation Period and such reserve is reflected in the business plan prepared by the Company in connection with the Reorganization Transactions, a copy of which plan has been provided to the Banks prior to the Effective Date) minus (l) any amounts paid in cash by the Company to any Insurance Subsidiary in respect of any overpayment by such Insurance Subsidiary of amounts required to be paid by such Insurance Subsidiary to the Company under the Tax Sharing Agreement, in each case for such Calculation Period. Amounts received by the Company or any of its Subsidiaries and required to be applied to prepay the Borrowings pursuant to Section 2.08 (other than pursuant to Section 2.08(e)) shall, to the extent otherwise included in Conseco Available Cash Flow for any Calculation Period, be excluded from this calculation for such Calculation Period.

     "Conseco EBITDA" means, for any Calculation Period, the consolidated Net Income of the Company for such period plus, without duplication and to the extent reflected as a charge in the statement of such consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, including, to the extent included as interest expense in accordance with GAAP, amortization or write off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness,
(c) depreciation and amortization expense of tangible and intangible assets, (d) any losses on sales of assets outside of the ordinary course of business, (e) any realized or unrealized losses on Investments of Insurance Subsidiaries, (f) solely for any Calculation Period ending on or prior to March 31, 2005, cash charges not exceeding $20,000,000 in the aggregate and other non-cash charges, in each case related to the Reorganization Transactions and incurred on or prior to June 30, 2004, (g) any other non-recurring cash charges (not to exceed $25,000,000 in the aggregate for all Calculation Periods) and non-recurring non-cash charges (not to exceed $50,000,000 in the aggregate for all Calculation Periods) taken by any Insurance Subsidiary arising out of the restructuring, consolidation, severance or discontinuance of any portion of the operations, employees and/or management of such Insurance Subsidiary or any businesses thereof, (h) non-cash charges reflecting the cumulative effect of changes in GAAP to the extent such charges relate to any prior Calculation Period and (i) non-cash charges taken to write off any goodwill included in the Company's balance sheet on the Effective Date to the extent such charges are required by FAS 142, and minus, without duplication and to the extent reflected as a gain in the statement of such consolidated Net Income for such period, the sum of (a) any gains on sales of assets outside of the ordinary course of business and (b) realized or unrealized gains on Investments of Insurance Subsidiaries, all as determined on a consolidated basis for such Calculation Period.

     "Conseco Excess Cash Flow" means, for any Excess Cash Calculation Period, Conseco Available Cash Flow for such Excess Cash Calculation Period minus, without duplication, the sum of (a) cash income taxes paid or to be paid by the Company with respect to such Excess Cash Calculation Period, (b) cash interest expense paid by the Company with respect to such Excess Cash Calculation Period and not reflected in the calculation of Conseco Available Cash Flow for such Excess Cash Calculation Period and (c) permanent repayments of Indebtedness by the Company during such Excess Cash Calculation Period to the extent permitted under Section 7.10(a), other than repayments already reflected in the calculation of Conseco Available Cash Flow for such Excess Cash Calculation Period.

     "CFC" means Conseco Finance Corp., a Delaware corporation.

     "Conseco Insurance Group" means all Insurance Subsidiaries of the Company from time to time, other than any Insurance Subsidiary that is part of the Bankers Life Group.

     "Contingent Obligation" means, without duplication, any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person; provided, that the obligations of any Person under Reinsurance Agreements or in connection with Investments of Insurance Subsidiaries permitted by the applicable Department shall not be deemed Contingent Obligations of such Person. The amount of any Contingent Obligation of any Person shall (subject to any limitation set forth therein) be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

     "Continuation Date" means any date on which, under Section 2.04, the Company continues as Loans of the same Interest Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

     "D&O Credit Facility" means each of (and "D&O Credit Facilities" means the collective reference to the following):

     (i) the Credit Agreement dated as of May 13, 1996 among certain officers, directors and employees of Old Conseco and its subsidiaries, BofA, as Administrative Agent, and the financial institutions signatory thereto, and all other agreements and instruments, including guarantees, entered into in connection therewith, in each case as amended, restated, refinanced, supplemented, waived, extended, renewed, replaced or otherwise modified from time to time prior to the Effective Date, including pursuant to the Amended and Restated Credit Agreement dated as of August 26, 1997, Agreement dated as of September 22, 2000 and Credit Agreement dated as of November 22, 2000;

     (ii) the Credit Agreement dated as of August 21, 1998 among certain officers, directors and employees of Old Conseco and its subsidiaries, BofA, as Administrative Agent, and the financial institutions signatory thereto, and all other agreements and instruments, including guarantees, entered into in connection therewith, in each case as amended, restated, refinanced, supplemented, waived, extended, renewed, replaced or otherwise modified from time to time prior to the Effective Date, including pursuant to the Agreement dated as of September 22, 2000 and Credit Agreement dated as of November 22, 2000;

     (iii) the Credit Agreement dated as of August 21, 1998 among certain officers, directors and employees of Old Conseco and its subsidiaries, BofA, as Administrative Agent, and the financial institutions signatory thereto, and all other agreements and instruments, including guarantees, entered into in connection therewith, in each case as amended, restated, refinanced, supplemented, waived, extended, renewed, replaced or otherwise modified from time to time prior the Effective Date, including pursuant to the Agreement dated as of September 22, 2000; and

     (iv) the Credit Agreement dated as of September 15, 1999 among certain officers, directors and employees of Old Conseco and its subsidiaries, JPMorgan Chase Bank, as Administrative Agent, and the financial institutions signatory thereto, and all other agreements and instruments, including guarantees, entered into in connection therewith, in each case as amended, restated, refinanced, supplemented, waived, extended, renewed, replaced or otherwise modified from time to time prior to the Effective Date, including pursuant to the Termination and Replacement Agreement dated as of May 30, 2000, Agreement dated as of September 22, 2000 and Credit Agreement dated as of November 22, 2000.

     "D&O Loans" means loans made pursuant to the D&O Credit Facilities.

     "Debt to Total Capitalization Ratio" means, as of any date of determination, without duplication, the ratio of (a) the principal amount of and accrued but unpaid interest on all Indebtedness of the Company outstanding on such date, other than (i) Indebtedness owing to any Subsidiary Guarantor and
(ii) Indebtedness of the kind referred to in clause (e) of the definition of "Indebtedness", to (b) Total Capitalization on such date.

     "Default" means any event or circumstance which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

     "Department" means, with respect to any Insurance Subsidiary, the Governmental Authority of such Insurance Subsidiary's state of domicile with which such Insurance Subsidiary is required to file its Annual Statement.

     "Disposition" means the sale, assignment, leasing (other than in the ordinary course), transfer, contribution, conveyance, issuance or other disposal of, or granting of options, warrants or other rights with respect to, any of a Person's assets (including any transaction pursuant to a Reinsurance Agreement or a sale and leaseback transaction and, in the case of any Subsidiary, the issuance or sale of its Capital Stock). The terms "Dispose" and "Disposed of" shall have correlative meaning.

     "Dollars", "dollars" and "$" each mean lawful money of the United States.

     "Domestic Subsidiary" means a Subsidiary that is not a Foreign Subsidiary.

     "Effective Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived in accordance with Section 10.01 (or, in the case of subsection 4.01(e), waived by the Person entitled to receive any payment required thereunder).

     "Eligible Assignee" has the meaning specified in Section 10.07.

     "Environmental Claims" means all claims, complaints, notices or inquiries, however asserted or made, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional or unintentional, negligent or non-negligent, sudden or nonsudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from property, whether or not owned by the Company or any of its Subsidiaries.

     "Environmental Laws" means all federal, state or local Requirements of Law, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, as now or hereafter in effect.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

     "Eurodollar Base Rate" has the meaning specified in the definition of "Offshore Rate".

     "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

     "Event of Default" has the meaning specified in Section 8.01.

     "Excess Cash Calculation Period" means (i) initially, the period beginning on the first day of the first full Fiscal Quarter after the Effective Date and ending on the last day of the Fiscal Year in which the Effective Date occurs and
(ii) thereafter, each subsequent Fiscal Year.

     "Exchange Act" means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

     "Excluded Subsidiary" means any Subsidiary that is a Foreign Subsidiary, non-Wholly-Owned Subsidiary or Immaterial Subsidiary.

     "Existing CIHC Preferred Stock" means preferred stock of CIHC that is reinstated pursuant to the Plan of Reorganization and that is held by one or more of the Insurance Subsidiaries.

     "Existing Reinsurance Transactions" means the reinsurance transactions consummated in 2002 by Bankers Life and Casualty Company and Colonial Penn Life Insurance Company.

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to BofA on such day on such transactions as determined by the Agent.

     "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended.

     "Financing Transactions" means the execution, delivery and performance by each Obligor of the Loan Documents to which it is to be a party and the deemed borrowing of the Loans hereunder.

     "Fiscal Quarter" means any fiscal quarter of a Fiscal Year.

     "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31.

     "Foreign Subsidiary" means a Subsidiary (which may be a corporation, limited liability company, partnership or other legal entity) organized under the laws of a jurisdiction outside the United States, and conducting substantially all its operations outside the United States, other than any such entity that is (whether as a matter of law, pursuant to an election by such entity or otherwise) treated as a partnership in which any Obligor is a partner or as a branch of any Obligor for United States income tax purposes.

     "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

     "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.01.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any board of insurance, insurance department or insurance commissioner.

     "Greenhill" means Greenhill & Co., LLC, a New York limited liability company.

     "Hazardous Material" means: (a) any "hazardous substance," as defined by CERCLA; (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act; (c) any petroleum product; or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other Environmental Law, all as amended or hereafter amended.

     "Immaterial Subsidiary" means any Non-Insurance Subsidiary that (a) has assets with an aggregate fair market value less than $1,000,000, (b) has aggregate revenues less than $1,000,000 for the period of four consecutive Fiscal Quarters most recently ended, (c) has no Indebtedness (other than Indebtedness existing on the date hereof and listed in Schedule 7.01 or permitted under Section 7.01(a)(x) and other Indebtedness in an aggregate principal amount not exceeding at any time one-half of the fair market value of the assets of such Subsidiary at such time), (d) is not integral to the business or operations of the Company or its Subsidiaries (other than Immaterial Subsidiaries), (e) has no Subsidiaries (other than Immaterial Subsidiaries) and
(f) is not an Obligor; provided that each of CNC Entertainment Nevada, Inc. and Conseco Risk Management, Inc. shall be deemed to be an Immaterial Subsidiary for so long as such Person meets all the requirements set forth above other than, prior to the end of the fourth full Fiscal Quarter after the Effective Date, the requirements of clause (b) above.

     "Income Taxes" means any Taxes based upon net income.

     "Indebtedness" means, with respect to any Person, without duplication: (a) all obligations of such Person for borrowed money or in respect of loans or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations in respect of letters of credit, whether or not drawn, and bankers' acceptances and letters of guaranty issued for the account or upon the application or request of such Person; (d) all Capitalized Lease Liabilities of such Person; (e) all obligations of such Person in respect of Swap Contracts; (f) all obligations of such Person to pay the deferred purchase price of property or services which are included as liabilities in accordance with GAAP (other than accrued expenses incurred and trade accounts payable in each case in the ordinary course of business), and all obligations secured by a Lien on property owned or being purchased by such Person (including obligations arising under conditional sales or other title retention agreements); (g) any obligations of a partnership of the kind referred to in clauses (a) through (f) above or clause (h) or (i) below in which such Person is a general partner; (h) solely for purposes of Section 7.11, all obligations in respect of preferred stock (other than preferred stock that qualifies as permanent equity for purposes of GAAP) of such Person; and (i) all Contingent Obligations of such Person in connection with Indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above; provided that in no event shall "Indebtedness" include the Company's obligations in respect of any Recharacterized Portion.

     "Indemnified Liabilities" has the meaning specified in Section 10.05.

     "Indemnified Person" has the meaning specified in Section 10.05.

     "Independent Auditor" has the meaning specified in Section 6.01(a).

     "Initial A.M. Best Rating" of any Active Material Insurance Subsidiary means the financial strength rating of such Active Material Insurance Subsidiary by A.M. Best in effect at the close of business on the 60th day after the Effective Date.

     "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, conservation, rehabilitation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in any case, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     "Insurance Subsidiary" means any Subsidiary which is required to be licensed as an insurer or reinsurer.

     "Interest Coverage Ratio" means, for any Calculation Period, the ratio of
(a) Conseco Available Cash Flow for such Calculation Period to (b) Cash Interest Expense for such Calculation Period.

     "Interest Payment Date" means (a) with respect to any Base Rate Loan, the last Business Day of each calendar month and (b) with respect to any Offshore Rate Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds one month, the date that falls one month after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date (but in each case, subject to the definition of "Interest Period").

     "Interest Period" means, with respect to any Offshore Rate Borrowing, the period beginning on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Company may elect; provided, that:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period for any Tranche A Term Loan shall extend beyond the Tranche A Maturity Date and no Interest Period for any Tranche B Term Loan shall extend beyond the Tranche B Maturity Date.

     For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is deemed made and thereafter shall be deemed to be the effective date of the most recent continuation of such Borrowing.

     "Interest Type", when used with respect to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Offshore Rate or the Base Rate.

     "Investment" means any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase (including purchases financed with equity) of any Capital Stock, bonds, notes, debentures or other debt securities of, or any other investment in, any Person.

     "Investment Grade Asset" means any Investment with a fixed maturity that has a rating of (x) at least BBB- by S&P and, if such Investment is rated by Moody's, at least Ba2 from Moody's or (y) at least Baa3 by Moody's and, if such Investment is rated by S&P, at least BB from S&P, or, if such Investment is not rated by either S&P or Moody's, an NAIC rating of at least Class 2.

     "Investment Income" means the amount of earnings of the Company on Investments, net of expenses actually incurred in connection with such Investments and taking into account realized gains and losses on such Investments.

     "IRS" means the Internal Revenue Service or any Governmental Authority succeeding to any of its principal functions under the Code.

     "Lender Claims" has the meaning specified in the Plan of Reorganization.

     "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.02 or in its administrative questionnaire delivered to the Agent, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

     "License" means any license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance business.

     "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

     "Loan Documents" means this Agreement, all Notes, the Security Documents and any fee letter agreement entered into pursuant to Section 2.10.

     "Loans" means loans deemed made by the Banks to the Company pursuant to this Agreement.

     "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

     "Material Acquisition" means any acquisition of assets by the Company or its Subsidiaries in a transaction or series of related transactions for consideration exceeding $50,000,000, other than any such acquisition by any Insurance Subsidiary in the ordinary course of business in compliance with
Section 7.17 and the investment policy approved by the board of directors of such Insurance Subsidiary.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the business, properties or condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Obligor to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Obligor of any Loan Document to which it is a party.

     "Material Adverse Regulatory Effect" means (a) a material adverse change in, or a material adverse effect upon, the business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Obligor to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Obligor of any Loan Document to which it is a party.

     "Material Adverse Regulatory Event" means the occurrence of any of the following events: (a) the applicable Department of any Material Insurance Subsidiary or a court of competent jurisdiction finds that any Material Insurance Subsidiary (x) is in hazardous financial condition, if such finding, together with all other such findings, could reasonably be expected to have a Material Adverse Regulatory Effect or (y) is insolvent, (b) any Material Insurance Subsidiary is required to comply with any letter, bulletin or order of a state insurance regulator materially restricting its operations or business, or enters into an agreement (whether oral or written) with any state insurance regulator for substantially the same purpose, and such event, together with all other such events, could reasonably be expected to have a Material Adverse Regulatory Effect; (c) any Material Insurance Subsidiary becomes subject to orders of supervision, conservation, rehabilitation or liquidation, by agreement or otherwise, or has a receiver or supervisor appointed or (d) any material License of any Material Insurance Subsidiary is suspended or revoked and such suspension or revocation continues for 30 days, or any renewal application by any Material Insurance Subsidiary for any material License is disapproved or ultimately fails to be approved, and such event, together with all other such events, could reasonably be expected to have a material adverse effect upon the business, properties, condition (financial or otherwise) or prospects of such Material Insurance Subsidiary.

     "Material Disposition" means any disposition of assets by the Company or its Subsidiaries in a transaction or series of related transactions for consideration exceeding $50,000,000, other than any such disposition by any Insurance Subsidiary in the ordinary course of business consistent with past practices and the investment policy approved by the board of directors of such Insurance Subsidiary.

     "Material Insurance Subsidiary" means (i) any Active Material Insurance Subsidiary and (ii) any other Insurance Subsidiary having assets as determined pursuant to SAP greater than or equal to 10% of the aggregate assets as determined pursuant to SAP of all Insurance Subsidiaries as determined as of the date of the most recently prepared Combined Statutory Statement.

     "Minimum Statutory Capital and Surplus" means, as of the last day of any Fiscal Quarter, the sum of (a) 85% of the Combined Statutory Capital and Surplus of the Insurance Subsidiaries as of the last day of the Fiscal Quarter most recently ended prior to the Effective Date plus (b) an amount equal to 50% of Statutory Net Income (if positive) of the Insurance Subsidiaries for each Fiscal Quarter after the Effective Date and ending on or prior to the last day of such Fiscal Quarter plus (c) the aggregate principal amount of Surplus Debentures issued by the Insurance Subsidiaries during the period from the Effective Date to the last day of such Fiscal Quarter less (d) the lesser of (x) the aggregate amount of dividends paid and principal amount of Surplus Debentures paid or prepaid directly or indirectly in cash to the Company by the Insurance Subsidiaries and

(y) the aggregate amount of cash applied to the prepayment, repayment, repurchase or redemption of the Loans or the New CNC Preferred Stock, in each case during the period from the Effective Date to the last day of such Fiscal Quarter. For purposes of calculating Minimum Statutory Capital and Surplus, Statutory Net Income shall be calculated excluding any portion thereof attributable to the Existing Reinsurance Transactions and separately deducted from Combined Statutory Capital and Surplus.

     "Moody's" means Moody's Investors Service, Inc., together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

     "Multiemployer Plan" means a "multiemployer plan", within the meaning of
Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

     "NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in the absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.

     "NASD" means the National Association of Securities Dealers, Inc. or any Person succeeding to any of its principal functions.

     "Net Income" means, for any Person for any Calculation Period, the net income (or loss) of such Person for such period as determined in accordance with GAAP.

     "Net Proceeds" means (a) with respect to any Asset Sale or Casualty Event, the aggregate amount of cash and cash equivalents received in respect of such Asset Sale or Casualty Event, as the case may be (including any such amounts received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received and, in the case of a Casualty Event, insurance proceeds, condemnation awards and similar payments), minus the sum of (i) all costs and expenses (including legal fees, notarial fees, accountants fees, investment banking fees, survey costs and title insurance premiums) paid by the Company or any of its Subsidiaries to third parties, amounts applied to the repayment of Indebtedness (other than the Loans) secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Casualty Event, costs of discontinuance (including any reasonable severance payments), Taxes other than Income Taxes (after taking into account any available tax credits, exemptions or deductions and any tax sharing arrangements) and other customary fees and expenses incurred in connection with such Asset Sale or Casualty Event and required to be paid in cash or deducted from the proceeds of such Asset Sale or Casualty Event, (ii) the estimated Income Tax actually required to be paid in cash in connection with such Asset Sale (after taking into account any available tax credits, exemptions or deductions and any tax sharing arrangements), (iii) purchase price adjustments reasonably expected to be payable in connection therewith (not to exceed 10% of the purchase price for the relevant Asset Sale) so long as, if any such amount ceases to be payable, it shall then become "Net Proceeds" and (iv) for an Insurance Subsidiary, any amounts which the Department will not permit such Insurance Subsidiary to distribute (including as a dividend or otherwise) directly or indirectly to the Company as a result of such Asset Sale or Casualty Event and (b) with respect to any issuance of Capital Stock of, or capital contribution to, the Company or any Subsidiary, or any incurrence of Indebtedness by the Company or any of its Subsidiaries, the proceeds thereof in the form of cash and cash equivalents, minus the costs and expenses paid or payable within 60 days of incurrence (so long as, if any such amount is not paid within such period, it shall become "Net Proceeds" on the last day of such period) by the Company or any of its Subsidiaries to third parties in connection therewith (including legal fees, notarial fees, accountants fees, investment banking fees, underwriting discounts and commissions and other customary fees and expenses incurred in connection therewith) and required to be paid in cash or deducted from the proceeds of such issuance, contribution or incurrence. For purposes of this definition, the Net Proceeds received by any Person in respect of any Disposition shall include such cash or cash equivalents as may be received ("subsequent cash proceeds") by such Person at any time or from time to time in connection with the sale, transfer, lease or other disposition, or otherwise in respect of, any consideration other than cash or cash equivalents received by such Person in respect of such Disposition, less the estimated Income Tax to be paid in connection with the receipt of such subsequent cash proceeds (after taking into account any available tax credits, exemptions or deductions and any tax sharing arrangements) that was not theretofore deducted in computing Net Proceeds.

     "New Annualized Premiums" means, with respect to any Insurance Subsidiary, the aggregate annualized first year insurance premiums of such Insurance Subsidiary; provided that (x) if such Insurance Subsidiary is part of the Conseco Insurance Group, New Annualized Premiums on any single premium annuity issued by such Insurance Subsidiary shall be calculated as 1/15th of such premium and (y) if such Insurance Subsidiary is part of the Bankers Life Group,

New Annualized Premiums on any single premium annuity issued by such Insurance Subsidiary shall be calculated as 6% of such premium.

     "New CNC Preferred Stock" means the Class A Preferred Stock of the Company to be issued to the Banks on the Effective Date pursuant to the Plan of Reorganization. Such term shall include any pay-in-kind dividends issued in respect of or accrued on the New CNC Preferred Stock from time to time in accordance with the terms thereof.

     "New CNC Warrant Agreement" means the Series A Warrant Agreement dated as of the Effective Date between the Company and Wachovia, Bank, N.A., as warrant agent (as in effect on the Effective Date).

     "New HoldCo" means CDOC, Inc., a Delaware corporation, or any other Domestic Subsidiary that is a corporation and is a direct Wholly-Owned Subsidiary of the Company on the Effective Date designated in a notice delivered by the Company to the Agent prior to the commencement of the Proposed CIHC Transactions and that is reasonably acceptable to the Agent.

     "1999 D&O Facility" means the Credit Agreement referred to in clause (iv) of the definition of "D&O Credit Facility".

     "1999 Facility Collateral" has the meaning specified in the Security Agreement.

     "Non-Insurance Subsidiary" means any Subsidiary which is not an Insurance Subsidiary.

     "Notes" has the meaning specified in Section 2.03(b).

     "Notice of Continuation" means a notice in substantially the form of Exhibit C.

     "Obligations" means all advances, debts, liabilities, obligations, covenants and duties for the payment of money arising under any Loan Document owing by the Company to the Agent, the Banks or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

     "Obligors" means the Company and the Subsidiary Guarantors.

     "Offshore Rate" means for any Interest Period with respect to any Offshore Rate Loan, the greater of (a) (x) on or prior to September 30, 2004, in the case of any Tranche A Term Loan, 2.00% per annum, and in the case of any Tranche B Term Loan, 2.25% per annum and (y) thereafter, in the case of any Tranche A Term Loan, 2.50% per annum, and in the case of any Tranche B Term

Loan, 2.75% per annum and (b) a rate per annum determined by the Agent pursuant to the following formula:

     Offshore Rate  =                 Eurodollar Base Rate
                            ----------------------------------------------------
                                       1.00-Eurodollar Reserve Percentage

     Where,


          "Eurodollar Base Rate" means, for such Interest Period:

               (a) the rate per annum equal to the rate determined by the Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

               (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

               (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Rate Loan deemed being made, continued or converted by BofA and with a term equivalent to such Interest Period would be offered by BofA's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

                         "Eurodollar Reserve Percentage" means, for any day
                    during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Bank, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Offshore Rate Loan" means any Loan that bears interest based on the Offshore Rate.

     "Old Conseco" has the meaning set forth in the recitals hereto.

     "Organization Documents" means (i) with respect to any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and all applicable resolutions or consents of the governing body (or any committee thereof) of such limited liability company and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and all applicable resolutions or consents of the governing body (or any committee thereof), or in the case of clauses (i), (ii) and (iii), the equivalent or comparable constituent documents with respect to any Foreign Subsidiary.

     "Other Taxes" means any present or future recording, stamp, court or documentary taxes or any other excise, sales or property taxes, charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

     "Participant" has the meaning specified in subsection 10.07(d).

     "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

     "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

     "Perfection Certificate" means a certificate in the form of Exhibit E to the Security Agreement or any other form approved by the Agent.

     "Permitted Preferred Stock" means preferred stock of the Company that (i) does not require (or permit at the option of the holder) any dividend, interest, sinking fund or redemption payment (other than payments made in common stock or Permitted Preferred Stock) to be made and (ii) is not convertible or exchangeable (unless at the sole option of the Company) for debt securities or any Capital Stock other than Capital Stock of the type described in clause (i).

     "Permitted Refinancing Indebtedness" means Indebtedness of the Company that
(i) does not require mandatory principal payments prior to the first anniversary of the Tranche B Maturity Date, (ii) contains covenants and events of default no more restrictive to the Company than those in the Loan Documents and (iii) is subordinated to the Loans on substantially the terms set forth in Exhibit G hereto or otherwise on terms satisfactory to the Required Banks; provided that
(x) no Event of Default shall have occurred and be continuing at the time or immediately after such Indebtedness is incurred, (y) immediately after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof, the Company and its Subsidiaries are in compliance with all of the covenants contained in the Loan Documents (including all financial and ratings covenants) calculated on a Pro Forma Basis and (z) the Company shall have delivered a certificate of a Responsible Officer to the Agent stating that A.M. Best has confirmed that none of the Active Material Insurance Subsidiaries will have their financial strength rating placed on credit watch with negative outlook or downgraded following the incurrence of such Indebtedness (and, if such confirmation was provided in writing, attaching a copy of such confirmation).

     "Permitted Refinancing Preferred Stock" means preferred stock of the Company that (i) does not require (or permit at the option of the holder) (x) the declaration or payment of cash dividend payments in an aggregate amount exceeding the maximum amount that the Company could have paid during the applicable Calculation Period without contravening Section 7.12 as of the end of the most recently ended Fiscal Quarter calculated on a Pro Forma Basis or (y) any sinking fund or redemption payment (other than payments made in common stock or Permitted Refinancing Preferred Stock) to be made prior to the first anniversary of the Tranche B Maturity Date and (ii) is not convertible or exchangeable (unless at the sole option of the Company) for debt securities or any Capital Stock other than common stock of the Company, Permitted Preferred Stock or Permitted Refinancing Preferred Stock prior to the first anniversary of the Tranche B Maturity Date.

     "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

     "Permitted Transactions" means (a) mortgage-backed security transactions in which an investor sells mortgage collateral, such as securities issued by the Government National Mortgage Association and the Federal Home Loan Mortgage Corporation for delivery in the current month while simultaneously contracting to repurchase "substantially the same" (as determined by the Public Securities Association and GAAP) collateral for a later settlement, (b) transactions in which an investor lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with certain securities, (c) transactions in which an investor lends securities to a primary dealer and the primary dealer collateralizes the borrowing of the securities with cash collateral, (d) transactions in which an investor makes loans of securities to a broker-dealer under an agreement requiring such loans to be continuously secured by cash collateral or United States government securities and (e) transactions in which a federal home loan mortgage bank (a "FHLMB") makes loans to an Insurance Subsidiary, which are sufficiently secured by appropriate assets of such Insurance Subsidiary consisting of government agency mortgage-backed securities, in accordance with the rules, regulations and guidelines of such FHLMB for its loan programs.

     "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority or other entity of whatever nature.

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

     "Plan of Reorganization" means the Company's Joint Plan of Reorganization dated as of March 12, 2003, as amended through the Effective Date.

     "Pro Forma Basis" means, with respect to compliance with any test or covenant hereunder and in connection with any event or transaction requiring a calculation on a Pro Forma Basis for any period, compliance with such test or covenant after giving effect to such event or transaction, and (i) in the case of any Material Acquisition or Material Disposition, including pro forma adjustments only to the extent consistent with Article 11 of Regulation S-X of the Securities Act and using for purposes of determining such compliance (x) in the case of any Material Acquisition, the historical financial statements of all entities or assets so acquired or to be acquired and (y) the consolidated financial statements of the Company and its Subsidiaries which shall be reformulated as if such Material Acquisition or Material Disposition, and any other Material Acquisitions or Material Dispositions that have been consummated during such period, had been consummated on the first day of such period, (ii) in the case of any incurrence of Indebtedness, assuming such Indebtedness was incurred on the first day of such period and assuming that such Indebtedness bears interest during the portion of such period prior to the date of incurrence at, in the case of Indebtedness bearing interest at a floating rate, the weighted average of the interest rates applicable to outstanding Loans during such period and, in the case of Indebtedness bearing interest at a fixed rate, such fixed rate, (iii) in the case of any prepayment of Indebtedness, assuming that such prepayment had occurred on the first day of such period and (iv) in the case of the declaration or payment of any dividend, assuming such dividend had been declared and paid on the first day of such period.

     "Pro Rata Share" means, as to any Bank (a) at any time at which the Commitments remain outstanding, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks, and (b) after the termination of the Commitments, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of the principal amount of such Bank's outstanding Loans divided by the aggregate principal amount of the outstanding Loans of all the Banks.

     "Proposed CIHC Transactions" means a multi-step transaction in which the following steps occur substantially simultaneously: (i) the Company and Conseco Annuity Assurance Company each contributes all common stock that it owns in CIHC to New HoldCo, (ii) CIHC distributes or otherwise transfers all Capital Stock that it owns in any Non-Insurance Subsidiary (other than CFC) and in Conseco Life Insurance (Bermuda) Limited, and all other assets not constituting Capital Stock, to New HoldCo, (iii) New HoldCo satisfies the Collateral and Guarantee Requirement with respect to all property distributed or otherwise transfered to it pursuant to clause (ii), (iv) each Insurance Subsidiary that holds Existing CIHC Preferred Stock transfers such Existing CIHC Preferred Stock to New HoldCo in exchange for Replacement Preferred Stock, (v) New HoldCo forms a new Wholly-Owned Subsidiary that is a Texas general business corporation ("CIHC-TX"), (vi) CIHC merges with CIHC-TX (with CIHC-TX surviving),
(vii) CIHC-TX applies to become a life insurance company, (viii) CIHC-TX merges with Conseco Life Insurance Company of Texas (with CIHC-TX surviving) and (ix) immediately following the merger referred to in clause (viii), CIHC-TX is a life insurance company.

     "Purchase Money Debt" means Indebtedness incurred by a Person in connection with the purchase of fixed or capital assets by such Person, in which such assets the seller or financier thereof has taken or retained a Lien therein; provided that (x) any such Lien attaches to such assets concurrently with or within 120 days after the purchase thereof by such Person and (y) at the time of incurrence of such Indebtedness, the aggregate principal amount of such Indebtedness shall not exceed the costs of the assets so purchased plus fees and expenses reasonably related thereto.

     "Quarterly Statement" means the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing quarterly statutory financial statements and shall contain the type of financial information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

     "Recharacterized Portion" means the portion, if any, of the New CNC Preferred Stock or Permitted Refinancing Preferred Stock that qualified as permanent equity for purposes of GAAP at the time of initial issuance but no longer qualifies as permanent equity for purposes of GAAP on the Company's consolidated balance sheet as a result of a change in GAAP after the date of such issuance.

     "Reinsurance Agreements" means any agreement, contract, treaty, certificate or other arrangement by which any Insurance Subsidiary agrees to transfer or cede to another insurer all or part of the liability assumed or assets held by it under one or more insurance, annuity, reinsurance or retrocession policies, agreements, contracts, treaties, certificates or similar arrangements. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement which is treated as such by the applicable Department.

     "Reorganization Transactions" means the transactions contemplated by the Plan of Reorganization to occur upon the effective date thereof.

     "Replacement Preferred Stock" means preferred stock to be issued to certain Insurance Subsidiaries by New HoldCo having terms at least as favorable to New HoldCo as those in the Existing CIHC Preferred Stock (it being understood that the terms set forth in Exhibit I shall be deemed to be at least as favorable to New HoldCo as those in the Existing CIHC Preferred Stock) in exchange for the Existing CIHC Preferred Stock in connection with the Proposed CIHC Transactions.

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

     "Required Banks" means (a) Banks then holding at least 50.1% of the aggregate amount of the Commitments or (b) if the Commitments have terminated or expired, Banks then holding at least 50.1% of the aggregate unpaid principal amount of the Loans.

     "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

     "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of an Obligor. Any document delivered under any Loan Document that is signed by a Responsible Officer of an Obligor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Obligor and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Obligor. Unless otherwise specified, "Responsible Officer" means a Responsible Officer of the Company.

     "Restricted Payments" has the meaning set forth in Section 7.08.

     "Risk-Based Capital Ratio" means, with respect to any Insurance Subsidiary or the Insurance Subsidiaries taken as a whole, on any date of determination, one-half of the ratio (expressed as a percentage) of (a) the aggregate Total Adjusted Capital (as defined by the relevant Insurance Subsidiary's Department) for such Insurance Subsidiary or Insurance Subsidiaries to (b) the aggregate Authorized Control Level Risk-Based Capital (as defined by the relevant Insurance Subsidiary's Department) for such Insurance Subsidiary or Insurance Subsidiaries.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

     "SAP" means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the jurisdiction of such Insurance Subsidiary for the preparation of annual statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary, which are applicable to the circumstances as of the date of filing of such statement or report.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "Secured Guarantee" has the meaning specified in the Security Agreement.

     "Secured Obligations" has the meaning specified in the Security Agreement.

     "Security Agreement" means the Guarantee and Security Agreement among the Obligors and the Agent, substantially in the form of Exhibit F.

     "Security Documents" means the Security Agreement and each other security agreement, instrument or document executed and delivered pursuant thereto or pursuant to Section 6.14 or Section 6.15 to secure any of the Secured Obligations.

     "Single Employer Pension Plan" means a pension plan as such term is defined in section 3(2) of ERISA, other than a multiemployer plan as defined in section 4001(a)(3) of ERISA, to which the Company or any other ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Statutory Net Income" means, for any period, the net income of an Insurance Subsidiary determined in accordance with SAP.

     "Sub-Class" (a) when used with respect to Banks, refers to whether such Banks are Tranche A-1 Banks, Tranche A-2 Banks, Tranche A-3 Banks, Tranche

B-1 Banks, Tranche B-2 Banks or Tranche B-3 Banks and (b) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Tranche A-1 Term Loans, Tranche A-2 Term Loans, Tranche A-3 Term Loans, Tranche B-1 Term Loans, Tranche B-2 Term Loans or Tranche B-3 Term Loans.

     "Subsidiary" of a Person means any corporation, partnership, limited liability company, limited liability partnership, joint venture, trust, association or other unincorporated organization of which or in which such Person and such Person's Subsidiaries own directly or indirectly more than 50% of (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, if it is a corporation, (b) the voting or managing interests (which shall mean the general partner in the case of a partnership), if it is a partnership, joint venture or similar entity, (c) the beneficial interest, if it is a trust, association or other unincorporated organization or (d) the membership interest, if it is a limited liability company; provided that none of Paladin Entertainment Holdings, LLC ("Paladin"), 767 LLC or Resortport Investment Partnership shall be considered a Subsidiary for any purpose of this Agreement for so long as (w) such Person has no Indebtedness other than intercompany Indebtedness and non-recourse Indebtedness, (x) the aggregate principal amount of Indebtedness of such Person (other than intercompany Indebtedness) does not exceed 85% of the fair market value of the assets of such Person, (y) such Person is not integral to the business or operations of the Company or any Subsidiary and (z) in the case of Paladin, the accounts thereof are not consolidated or are not required pursuant to GAAP to be consolidated with those of the Company in the Company's consolidated financial statements; and provided further that CFC shall not be considered a Subsidiary for any purpose of this Agreement so long as CFC is liquidated pursuant to and in accordance with the Finance Company Plan (as defined in the Plan of Reorganization) prior to the 180th day after the Effective Date. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

     "Subsidiary Guarantors" means each Subsidiary listed on the signature pages of the Security Agreement under the caption "Subsidiary Guarantors" and each Subsidiary that shall, at any time after the date hereof, become a Subsidiary Guarantor pursuant to Section 28 of the Security Agreement.

     "Surplus Debentures" means, as to any Insurance Subsidiary, debt securities of such Insurance Subsidiary issued to the Company or any other Subsidiary the proceeds of which are permitted to be included, in whole or in part, as Capital and Surplus of such Insurance Subsidiary as approved and permitted by the applicable Department.

     "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

     "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

     "Synthetic Purchase Agreement" means any agreement pursuant to which the Company or any of its Subsidiaries is or may become obligated to make (a) any payment in connection with the purchase by any third party from a Person other than the Company or any of its Subsidiaries (other than any Subsidiary that is a Subsidiary of an Insurance Subsidiary but is not itself an Insurance Subsidiary) of any Capital Stock or Indebtedness of the Company or any of its Subsidiaries (other than any Subsidiary that is a Subsidiary of an Insurance Subsidiary but is not itself an Insurance Subsidiary) or (b) any payment the amount of which is determined by reference to the price or value at any time of any such Capital Stock or Indebtedness; provided, that (i) no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Company or any of its Subsidiaries (or to their heirs or estates), and (ii) no such agreement in respect of any Disposition of any Capital Stock of a Subsidiary of the Company that is permitted by Section 7.03 shall be deemed to be a Synthetic Purchase Agreement.

     "Tax Sharing Agreement" means the tax sharing agreement dated January 1, 2002 among the Company and certain of its Subsidiaries.

     "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed as a result of a connection between such Bank or the Agent and the jurisdiction imposing such tax (other than any connection arising solely from such Bank or the Agent having executed, delivered or performed its obligations or received a payment under this Agreement or any other Loan Document) including the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains its Lending Office.

     "Total Capitalization" means, without duplication, (a) the amount described in clause (a) of the definition of "Debt to Total Capitalization Ratio" plus (b) the Total Shareholders' Equity of the Company.

     "Total Shareholders' Equity" means the total common and preferred shareholders' equity of the Company as determined in accordance with GAAP (calculated including any Recharacterized Portion but excluding (i) unrealized gains (losses) of securities as determined in accordance with FAS 115 and (ii) any charges taken to write off any goodwill included on the Company's balance sheet on the Effective Date to the extent such charges are required by FAS 142).

     "Tranche A Bank" means a Tranche A-1 Bank, Tranche A-2 Bank or Tranche A-3 Bank, or any combination thereof (as the context requires).

     "Tranche A Commitment" means a Tranche A-1 Commitment, Tranche A-2 Commitment or Tranche A-3 Commitment, or any combination thereof (as the context requires).

     "Tranche A Maturity Date" means the sixth anniversary of the Effective Date, or if such day is not a Business Day, the next succeeding Business Day.

     "Tranche A Term Loan" means a Tranche A-1 Term Loan, Tranche A-2 Term Loan or Tranche A-3 Term Loan, or any combination thereof (as the context requires).

     "Tranche A-1 Bank" means a Bank with a Tranche A-1 Commitment or an outstanding Tranche A-1 Term Loan.

     "Tranche A-1 Commitment" means, with respect to each Bank, the commitment, if any, of such Bank to make a Tranche A-1 Term Loan on the Effective Date, expressed as an amount representing the maximum principal amount of such Tranche A-1 Term Loan. The initial amount of each Bank's Tranche A-1 Commitment is set forth on Schedule 2.01. The initial aggregate amount of the Tranche A-1 Commitments is $754,345,049.96.

     "Tranche A-1 Term Loan" means a Loan deemed made pursuant to Section
2.01(a).

     "Tranche A-2 Bank" means a Bank with a Tranche A-2 Commitment or an outstanding Tranche A-2 Term Loan.

     "Tranche A-2 Commitment" means, with respect to each Bank, the commitment, if any, of such Bank to make a Tranche A-2 Term Loan on the

Effective Date, expressed as an amount representing the maximum principal amount of such Tranche A-2 Term Loan. The initial amount of each Bank's Tranche A-2 Commitment is set forth on Schedule 2.01. The initial aggregate amount of the Tranche A-2 Commitments is $72,348,180.07.

     "Tranche A-2 Term Loan" means a Loan deemed made pursuant to Section
2.01(b).

     "Tranche A-3 Bank" means a Bank with a Tranche A-3 Commitment or an outstanding Tranche A-3 Term Loan.

     "Tranche A-3 Commitment" means, with respect to each Bank, the commitment, if any, of such Bank to make a Tranche A-3 Term Loan on the Effective Date, expressed as an amount representing the maximum principal amount of such Tranche A-3 Term Loan. The initial amount of each Bank's Tranche A-3 Commitment is set forth on Schedule 2.01. The initial aggregate amount of the Tranche A-3 Commitments is $173,306,769.97.

     "Tranche A-3 Term Loan" means a Loan deemed made pursuant to Section
2.01(c).

     "Tranche B Bank" means a Tranche B-1 Bank, Tranche B-2 Bank or Tranche B-3 Bank, or any combination thereof (as the context requires).

     "Tranche B Commitment" means a Tranche B-1 Commitment, Tranche B-2 Commitment or Tranche B-3 Commitment, or any combination thereof (as the context requires).

     "Tranche B Maturity Date" means the seventh anniversary of the Effective Date, or if such day is not a Business Day, the next succeeding Business Day.

     "Tranche B Term Loan" means a Tranche B-1 Term Loan, Tranche B-2 Term Loan or Tranche B-3 Term Loan, or any combination thereof (as the context requires).

     "Tranche B-1 Bank" means a Bank with a Tranche B-1 Commitment or an outstanding Tranche B-1 Term Loan.

     "Tranche B-1 Commitment" means, with respect to each Bank, the commitment, if any, of such Bank to make a Tranche B-1 Term Loan on the Effective Date, expressed as an amount representing the maximum principal amount of such Tranche B-1 Term Loan. The initial amount of each Bank's Tranche B-1 Commitment is set forth on Schedule 2.01. The initial aggregate amount of the Tranche B-1 Commitments is $226,303,514.99.

     "Tranche B-1 Term Loan" means a Loan deemed made pursuant to Section
2.01(d).

     "Tranche B-2 Bank" means a Bank with a Tranche B-2 Commitment or an outstanding Tranche B-2 Term Loan.

     "Tranche B-2 Commitment" means, with respect to each Bank, the commitment, if any, of such Bank to make a Tranche B-2 Term Loan on the Effective Date, expressed as an amount representing the maximum principal amount of such Tranche B-2 Term Loan. The initial amount of each Bank's Tranche B-2 Commitment is set forth on Schedule 2.01. The initial aggregate amount of the Tranche B-2 Commitments is $21,704,454.02.

     "Tranche B-2 Term Loan" means a Loan deemed made pursuant to Section
2.01(e).

     "Tranche B-3 Bank" means a Bank with a Tranche B-3 Commitment or an outstanding Tranche B-3 Term Loan.

     "Tranche B-3 Commitment" means, with respect to each Bank, the commitment, if any, of such Bank to make a Tranche B-3 Term Loan on the Effective Date, expressed as an amount representing the maximum principal amount of such Tranche B-3 Term Loan. The initial amount of each Bank's Tranche B-3 Commitment is set forth on Schedule 2.01. The initial aggregate amount of the Tranche B-3 Commitments is $51,992,030.99.

     "Tranche B-3 Term Loan" means a Loan deemed made pursuant to Section
2.01(f).

     "Transaction Liens" means the Liens granted by the Obligors under the Security Documents.

     "Transactions" means the Financing Transactions and the Reorganization Transactions.

     "Transfer Agreement" means, with respect to any D&O Credit Facility, any D&O Loan Transfer Agreement entered into in connection with such D&O Credit Facility among the Company and the agent and lenders under such D&O Credit Facility with respect to the transfer of ownership of and subsequent collection of D&O Loans made under such D&O Credit Facility.

     "Trigger Date" means (i) in the case of the sale of Sufficient Assets (as defined in Section 6.10), the Reduction Date (as defined in Section 6.10) and
(ii) in the case of any other Approved Strategic Alternative (as defined in Section 6.10), the date such Approved Strategic Alternative is approved by the Required Banks.

     "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 400l(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "United States" and "U.S." each means the United States of America.

     "Wholly-Owned Subsidiary" means any corporation in which (other than directors' and national citizen qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case (or, in the case of Persons other than corporations, membership interests or other equity interests), at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

     Section 1.02 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

          (ii) The term "including" is not limiting and means "including without limitation."

          (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

     (d) Unless otherwise expressly provided herein or the context requires otherwise, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation, (iii) any reference herein to a Person shall be construed to include such Person's permitted successors and assigns and (iv) the word "property" shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

     (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole and reasonable discretion."

     (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

     Section 1.03. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Tranche A Term Loan") or by Interest Type (e.g., an "Offshore Rate Loan") or by Class and Interest Type (e.g., an "Offshore Rate Tranche A Term Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Tranche A Term Borrowing") or by Interest Type (e.g., an "Offshore Rate Borrowing") or by Class and Interest Type (e.g., an "Offshore Rate Tranche A Term Borrowing").

     Section 1.04. Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP as in effect from time to time, consistently applied.

     (b) References herein to particular columns, lines or sections of any Person's Annual Statement shall be deemed, where appropriate, to be references to the corresponding column, line or section of such Person's Quarterly Statement, or if no such corresponding column, line or section exists or if any report form changes, then to the corresponding item referenced thereby. In the event the columns, lines or sections of the Annual Statement or Quarterly Statement referenced herein are changed or renumbered from the columns, lines and sections applicable to the 2002 Annual Statement or the March 31, 2003

Quarterly Statement, all such references shall be deemed references to such column, line or section as so renumbered or changed.

     (c) In the event of any future Material Acquisition or Material Disposition, determinations of compliance with the financial covenants contained herein for any applicable calculation period shall be made on a Pro Forma Basis.

                                    Article 2
                                   THE CREDITS

     Section 2.01. Commitments. Subject to the terms and conditions set forth herein:

     (a) each Tranche A-1 Bank agrees that in partial satisfaction of its Lender Claims it shall be deemed to have made a Tranche A-1 Term Loan to the Company on the Effective Date in a principal amount equal to its Tranche A-1 Commitment;

     (b) each Tranche A-2 Bank agrees that in partial satisfaction of its Lender Claims it shall be deemed to have made a Tranche A-2 Term Loan to the Company on the Effective Date in a principal amount equal to its Tranche A-2 Commitment;

     (c) each Tranche A-3 Bank agrees that in partial satisfaction of its Lender Claims it shall be deemed to have made a Tranche A-3 Term Loan to the Company on the Effective Date in a principal amount equal to its Tranche A-3 Commitment;

     (d) each Tranche B-1 Bank agrees that in partial satisfaction of its Lender Claims it shall be deemed to have made a Tranche B-1 Term Loan to the Company on the Effective Date in a principal amount equal to its Tranche B-1 Commitment;

     (e) each Tranche B-2 Bank agrees that in partial satisfaction of its Lender Claims it shall be deemed to have made a Tranche B-2 Term Loan to the Company on the Effective Date in a principal amount equal to its Tranche B-2 Commitment; and

     (f) each Tranche B-3 Bank agrees that in partial satisfaction of its Lender Claims it shall be deemed to have made a Tranche B-3 Term Loan to the Company on the Effective Date in a principal amount equal to its Tranche B-3 Commitment.

     Amounts repaid in respect of the Loans may not be reborrowed.

     Section 2.02. Loans. Each Loan shall be deemed made as part of a Borrowing consisting of Loans of the same Class and Interest Type deemed made by the Banks ratably in accordance with their respective Commitments of the applicable Class, provided that all the Borrowings deemed made on the Effective Date must be Offshore Rate Borrowings with an initial Interest Period of three months. Each Bank at its option may be deemed to have made any Offshore Rate Loan by designating (by notice to the Agent) any domestic or foreign branch or Affiliate of such Bank as deemed to have made such Loan. Any exercise of such option shall not affect the Company's obligation to repay such Loan as provided herein.

     Section 2.03. Notes; Loan Accounts. (a) Each Tranche A Term Loan and Tranche B Term Loan deemed made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be presumptive evidence of the amount of the Loans deemed made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

     (b) Upon the request of any Bank made through the Agent, instead of or in addition to loan accounts, the Loans deemed made by each Bank may be evidenced by one or more notes in substantially the form of Exhibit B hereto (each such note, a "Note", and collectively, the "Notes"). Each Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan deemed made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent demonstrable error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

     Section 2.04. Interest Elections. (a) Each Borrowing deemed made on the Effective Date shall have an initial Interest Period of three months. Thereafter, the Company shall, upon irrevocable (subject to Section 3.05) written notice to the Agent in accordance with subsection 2.04(b) elect, as of the last day of the applicable Interest Period, to continue any Borrowings having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) for one or more Interest Periods, all as provided in this Section.

     (b) The Company shall deliver a written Notice of Continuation (which notice must be received by the Agent not later than 12:00 noon (Central time) three Business Days in advance of the Continuation Date signed by a Responsible Officer and specifying:

               (A) the proposed Continuation Date;

               (B) the aggregate amount of Borrowings to be continued; and

               (C) the duration of the requested Interest Period (each such Interest Period shall comply with the provisions of the definition of "Interest Period").

     (c) Subject to Section 2.04(e), if the Company fails to deliver a timely Notice of Continuation to the Agent in accordance with the provisions of Section 2.04(b) or if any Notice of Continuation does not specify an Interest Period, the Company shall be deemed to have elected an Interest Period of one month.

     (d) The Agent will promptly notify each Bank of its receipt of a Notice of Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any deemed election of an Interest Period. All continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given by each Bank.

     (e) Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, unless the Required Banks otherwise consent, each Borrowing will be converted into a Base Rate Borrowing at the end of the Interest Period applicable thereto.

     (f) After giving effect to any continuation of Loans, unless the Agent shall otherwise consent, there may not be more than six different Interest Periods in effect in respect of all Loans then outstanding.

     Section 2.05. Termination of Commitments. Unless previously terminated, the Commitments will terminate on the Effective Date immediately after the closing hereunder.

     Section 2.06. Payment at Maturity. The Company shall repay to the Agent
(i) on the Tranche A Maturity Date, for the account of each Tranche A Bank, the then unpaid principal amount of such Bank's Tranche A Term Loans and (ii) on the Tranche B Maturity Date, for the account of each Tranche B Bank, the then unpaid principal amount of such Bank's Tranche B Term Loans, together in each case with accrued and unpaid interest thereon to but excluding the date of such payment.

     Section 2.07. Scheduled Amortization. (a) Subject to adjustment pursuant to Section 2.07(c), the Company shall repay Tranche A Term Loans on each date set forth below in the aggregate principal amount set forth opposite such date:

------------------------------- ---------------------------------------------------------------------------
             Date                                                 Amount
------------------------------- ---------------------------------------------------------------------------
------------------------------- ------------------- ------------------ ------------------ -----------------
                                 Tranche A-1 Term   Tranche A-2 Term   Tranche A-3 Term        Total
                                      Loans               Loans              Loans
------------------------------- ------------------- ------------------ ------------------ -----------------
------------------------------- ------------------- ------------------ ------------------ -----------------
June 30, 2004                       $37,717,252.50      $3,617,409.00      $8,665,338.50       $50,000,000
------------------------------- ------------------- ------------------ ------------------ -----------------
------------------------------- ------------------- ------------------ ------------------ -----------------
June 30, 2005                       $37,717,252.50      $3,617,409.00      $8,665,338.50       $50,000,000
------------------------------- ------------------- ------------------ ------------------ -----------------
------------------------------- ------------------- ------------------ ------------------ -----------------
June 30, 2006                       $37,717,252.50      $3,617,409.00      $8,665,338.50       $50,000,000
------------------------------- ------------------- ------------------ ------------------ -----------------
------------------------------- ------------------- ------------------ ------------------ -----------------
December 31, 2006                   $37,717,252.50      $3,617,409.00      $8,665,338.50       $50,000,000
------------------------------- ------------------- ------------------ ------------------ -----------------
------------------------------- ------------------- ------------------ ------------------ -----------------
June 30, 2007                       $56,575,878.75      $5,426,113.50     $12,998,007.75       $75,000,000
------------------------------- ------------------- ------------------ ------------------ -----------------
------------------------------- ------------------- ------------------ ------------------ -----------------
December 31, 2007                   $56,575,878.75      $5,426,113.50     $12,998,007.75       $75,000,000
------------------------------- ------------------- ------------------ ------------------ -----------------
------------------------------- ------------------- ------------------ ------------------ -----------------
June 30, 2008                       $56,575,878.75      $5,426,113.50     $12,998,007.75       $75,000,000
------------------------------- ------------------- ------------------ ------------------ -----------------
------------------------------- ------------------- ------------------ ------------------ -----------------
December 31, 2008                   $56,575,878.75      $5,426,113.50     $12,998,007.75       $75,000,000
------------------------------- ------------------- ------------------ ------------------ -----------------
------------------------------- ------------------- ------------------ ------------------ -----------------
Tranche A Maturity Date            $377,172,524.96     $36,174,090.07     $86,653,384.97      $500,000,000
------------------------------- ------------------- ------------------ ------------------ -----------------

     (b) Subject to adjustment pursuant to Section 2.07(c), the Company shall repay Tranche B Term Loans on each date set forth below in the aggregate principal amount set forth opposite such date:

------------------------------ --------------------------------------------------------------------------
              Date                                                Amount
------------------------------ --------------------------------------------------------------------------
------------------------------ -------------------- ------------------ ----------------- ----------------
                                 Tranche B-1 Term    Tranche B-2 Term     Tranche B-3          Total
                                       Loans               Loans           Term Loans
------------------------------- -------------------- ------------------ ----------------- ----------------
------------------------------- -------------------- ------------------ ----------------- ----------------
June 30, 2004                         $2,263,035.15        $217,044.54       $519,920.31       $3,000,000
------------------------------- -------------------- ------------------ ----------------- ----------------
------------------------------- -------------------- ------------------ ----------------- ----------------
June 30, 2005                         $2,263,035.15        $217,044.54       $519,920.31       $3,000,000
------------------------------- -------------------- ------------------ ----------------- ----------------
------------------------------- -------------------- ------------------ ----------------- ----------------
June 30, 2006                         $1,131,517.57        $108,522.28       $259,960.15       $1,500,000
------------------------------- -------------------- ------------------ ----------------- ----------------
------------------------------- -------------------- ------------------ ----------------- ----------------
December 31, 2006                     $1,131,517.57        $108,522.28       $259,960.15       $1,500,000
------------------------------- -------------------- ------------------ ----------------- ----------------
------------------------------- -------------------- ------------------ ----------------- ----------------
June 30, 2007                         $1,131,517.57        $108,522.28       $259,960.15       $1,500,000
------------------------------- -------------------- ------------------ ----------------- ----------------
------------------------------- -------------------- ------------------ ----------------- ----------------
December 31, 2007                     $1,131,517.57        $108,522.28       $259,960.15       $1,500,000
------------------------------- -------------------- ------------------ ----------------- ----------------
------------------------------- -------------------- ------------------ ----------------- ----------------
June 30, 2008                         $1,131,517.57        $108,522.28       $259,960.15       $1,500,000
------------------------------- -------------------- ------------------ ----------------- ----------------
------------------------------- -------------------- ------------------ ----------------- ----------------
December 31, 2008                     $1,131,517.57        $108,522.28       $259,960.15       $1,500,000
------------------------------- -------------------- ------------------ ----------------- ----------------
------------------------------- -------------------- ------------------ ----------------- ----------------
June 30, 2009                         $1,131,517.57        $108,522.28       $259,960.15       $1,500,000
------------------------------- -------------------- ------------------ ----------------- ----------------
------------------------------- -------------------- ------------------ ----------------- ----------------
December 31, 2009                     $1,131,517.57        $108,522.28       $259,960.15       $1,500,000
------------------------------- -------------------- ------------------ ----------------- ----------------
------------------------------- -------------------- ------------------ ----------------- ----------------
Tranche B Maturity Date             $212,725,304.13     $20,402,186.70    $48,872,509.17     $282,000,000
------------------------------- -------------------- ------------------ ----------------- ----------------

     (c) Any prepayment of Loans of either Class (or any Sub-Class(es) thereof) will be applied to reduce the subsequent scheduled repayments of the Loans of such Class (or such Sub-Class(es) thereof) to be made pursuant to this Section ratably; provided that any prepayments made pursuant to Section 2.08(e) will be applied to reduce such subsequent scheduled repayments in direct order of maturity.

     (d) Before repaying any Loans of either Class pursuant to this Section, the Company shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall (i) in the case of an Offshore Rate Borrowing, notify the Agent in writing of such selection not later than 11:00 a.m. (Central time) three Business Days before the scheduled date of such repayment and (ii) in the case of a Base Rate Borrowing, notify the Agent in writing of such selection not later than 11:00 a.m. (Central time) on the prepayment date. Each such repayment of a Borrowing shall be applied ratably to the applicable Loans (and Sub-Classes thereof) included in such Borrowing and shall be accompanied by accrued interest on the amount repaid.

     Section 2.08. Optional and Mandatory Prepayments. (a) Optional Prepayments. The Company will have the right at any time to prepay any Borrowing in whole or in part, in minimum amounts of $3,000,000 or any multiple of $1,000,000 in excess thereof, subject to the provisions of this Section.

     (b) Indebtedness. Within five Business Days after any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of the incurrence of any Indebtedness by the Company or such Subsidiary, including Permitted Refinancing Indebtedness but excluding all other Indebtedness permitted pursuant to Section 7.01, the Company shall prepay Borrowings in an aggregate amount equal to such Net Proceeds; provided that so long as no Event of Default is continuing or shall result from the repurchase or redemption thereof, the Net Proceeds of the incurrence of any Permitted Refinancing Indebtedness shall not be required to be applied to the prepayment of the Borrowings to the extent that such Net Proceeds are applied to repurchase or redeem the New CNC Preferred Stock.

     (c) Equity Issuances. Within five Business Days after any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of the issuance by the Company or such Subsidiary of any Capital Stock, or the receipt by the Company or such Subsidiary of any capital contribution (other than (x) issuances of Capital Stock to the Company or its Subsidiaries or capital contributions between the Company and its Subsidiaries or between Subsidiaries or (y) the issuance of Capital Stock to, or otherwise acquired by, directors, officers or employees of the Company or its Subsidiaries pursuant to any stock option, restricted stock or similar compensation plan approved by the board of directors of the Company), the Company shall prepay Borrowings in an aggregate amount equal to (i) in the case of an issuance of Permitted Refinancing Preferred Stock, 100% of such Net Proceeds, (ii) in the case of an issuance or contribution other than an issuance of Permitted Refinancing Preferred Stock, to the extent that the Company contributes up to 50% of the Net Proceeds of such issuance or contribution to one or more Insurance Subsidiaries and such Net Proceeds are retained as capital and surplus of such Insurance Subsidiaries, the remaining portion of such Net Proceeds and (iii) in all other cases, 75% of such Net Proceeds; provided that so long as no Event of Default is continuing or shall result from the repurchase or redemption thereof, the Net Proceeds of any such event shall not be required to be applied to the prepayment of the Borrowings to the extent that such Net Proceeds are applied to repurchase or redeem the New CNC Preferred Stock.

     (d) Asset Sales and Casualty Events. Within five Business Days after any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of the occurrence of any Asset Sale or Casualty Event, the Company shall
(i) first, until such time as the Company shall have prepaid Tranche A-2 Term Borrowings and Tranche B-2 Term Borrowings in an aggregate principal amount equal to $32,500,000 pursuant to this paragraph, prepay Tranche A-2 Term Borrowings and Tranche B-2 Term Borrowings in an aggregate amount equal to the lesser of (x) such Net Proceeds and (y) $32,500,000, until such Borrowings are repaid in full and (ii) then, prepay other Borrowings (and Tranche A-2 Term Borrowings and Tranche B-2 Term Borrowings if then outstanding) with any remaining amount of such Net Proceeds; provided that a prepayment of the Borrowings shall be required pursuant to this paragraph only to the extent that the aggregate Net Proceeds of all Asset Sales and Casualty Events in any Fiscal Year exceeds $2,500,000; provided further that any prepayment in respect of any Asset Sale or Casualty Event involving 1999 Facility Collateral shall be governed by Section 2.08(g).

     (e) Conseco Excess Cash Flow and Excess Aggregate RBC Ratio. Commencing with the Excess Cash Calculation Period ending December 31, 2003, the Company shall prepay Borrowings in an aggregate amount equal to the lesser of (i) the sum of (A) Conseco Excess Cash Flow for each Excess Cash Calculation Period plus
(B) to the extent that the Aggregate RBC Ratio exceeds 300% as at the end of any Excess Cash Calculation Period, 100% of the amount in excess of the amount required to maintain an Aggregate RBC Ratio of 300% and (ii) the amount by which the aggregate amount of cash on hand and Cash Equivalents of the Company and its Subsidiaries (other than the Insurance Subsidiaries) exceeds $50,000,000 at the time of prepayment; provided that (x) the amount, if any, required to be applied towards prepayment of Borrowings pursuant to clause (i)(A) above shall be reduced by any amount that any Department shall require the Company to reinvest in or otherwise return to any Insurance Subsidiary to the extent that such amount is included in the calculation of the amount determined pursuant to clause (i)(A) above and (y) the amount, if any, required to be applied towards prepayment of Borrowings pursuant to clause (i)(B) above shall be reduced by any amount that any Department shall prohibit any Insurance Subsidiary from distributing to the Company to the extent that such prohibited amount is included in the calculation of the amount determined pursuant to clause (i)(B) above, in each case as certified by a Responsible Officer pursuant to a certificate delivered to the Agent at the time of prepayment (or, if no prepayment is required with respect to any Excess Cash Calculation Period, within 120 days after the end of such Excess Cash Calculation Period); provided further that up to 50% of the amount, if any, required to be applied to prepay the Borrowings pursuant to this paragraph may instead be applied to the redemption or repurchase of the New CNC Preferred Stock so long as both before and after giving pro forma effect to such redemption or repurchase (w) no Event of Default shall have occurred and be continuing or shall occur, (x) the A.M. Best financial strength rating of each Active Material Insurance Subsidiary is at least A-, (y) the Company's implied senior unsecured long-term debt rating from S&P is at least BBB+ and (z) the Aggregate RBC Ratio as of the end of such Excess Cash Calculation Period is, and, if applicable, as at the end of the second and third Fiscal Quarters of such Excess Cash Calculation Period has been, at least 250%. Each such prepayment shall be made on or before the date on which financial statements are delivered pursuant to Section 6.01(a) with respect to the relevant Excess Cash Calculation Period (and in any event within 120 days after the end of such Excess Cash Calculation Period).

     (f) Loan Recoveries. Within five Business Days after any amounts are received or recovered by or on behalf of the Company in respect of the D&O Loans, the Company shall first, prepay Borrowings (other than Tranche A-1 Term Borrowings and Tranche B-1 Term Borrowings) in an aggregate amount equal to the amounts so received or recovered less any fees, costs and expenses reasonably incurred by or on behalf of the Company in connection therewith (the "D&O Prepayment Amount"), until such Borrowings are repaid in full and then, prepay other Borrowings with any remaining amount of such D&O Prepayment Amount; provided that a prepayment of the Borrowings with respect to amounts received under or in respect of any Adjustment Agreement shall be required pursuant to this paragraph only to the extent that the aggregate amount of D&O Prepayment Amounts received under or in respect of all Adjustment Agreements in any Fiscal Year exceeds $2,500,000 (and then only in an aggregate amount equal to such excess); and provided further that until such time as the Company shall have applied or contributed $30,000,000 in the aggregate pursuant to this proviso, up to 45% of the amount of any D&O Prepayment Amount shall not be required to be applied to the prepayment of the Borrowings to the extent otherwise applied to pay Allowed Class 10A Claims in cash or contributed by the Company to one or more Insurance Subsidiaries and retained as capital and surplus of such Insurance Subsidiaries.

     (g) 1999 Facility Collateral Recoveries. Within five Business Days after any Net Proceeds are received by or on behalf of the Company or any Subsidiary under or in respect of any 1999 Facility Collateral, including pursuant to any Asset Sale, the Company shall first, prepay Tranche A-2 Term Borrowings and Tranche B-2 Term Borrowings in an aggregate amount equal to such Net Proceeds, until such Borrowings are repaid in full and then, prepay other Borrowings with any remaining amount of such Net Proceeds.

     (h) Allocation of Prepayments. Before any optional or mandatory prepayment of Borrowings hereunder (or of any Sub-Class(es) thereof as specified above), the Company shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.08(k). If any such optional or mandatory prepayment of Loans is made at a time when Borrowings of both Classes remain outstanding, the Company shall select Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between the Tranche A Term Loans (or relevant Sub-Class(es) thereof) and Tranche B Term Loans (or relevant Sub-Class(es) thereof) pro rata based on the aggregate outstanding principal amount of the Loans of each such Class (or relevant Sub-Class(es) thereof).

     (i) Partial Prepayments. Each partial prepayment of a Borrowing (or Sub-Class thereof) shall be applied ratably to the Loans included in such Borrowing (or Sub-Class thereof).

     (j) Accrued Interest. Each prepayment of a Borrowing shall be accompanied by accrued interest on the amount prepaid.

     (k) Notice of Prepayments. The Company shall notify the Agent in writing of any prepayment of any Borrowing hereunder (i) in the case of an Offshore Rate Borrowing, not later than 11:00 a.m. (Central time) three Business Days before the date of prepayment and (ii) in the case of a Base Rate Borrowing, not later than 11:00 a.m. (Central time) on the prepayment date. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, without limiting Section 6.02, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly after it receives any such notice, the Agent shall advise the Banks of the contents thereof.

     Section 2.09. Interest. Each Base Rate Loan of any Class shall bear interest on the outstanding principal amount thereof for each day at a rate per annum equal to the Base Rate plus the Applicable Margin for such Class.

     (b) Each Offshore Rate Loan of any Class shall bear interest on the outstanding principal amount for each Interest Period applicable thereto at a rate per annum equal to the Offshore Rate for such Interest Period plus the Applicable Margin for such Class.

     (c) Notwithstanding the foregoing, upon the occurrence of any Event of Default, for so long as such Event of Default shall be continuing, the principal of and interest on each Loan shall, without further notice in the case of any Event of Default pursuant to Section 8.01(a), Section 8.01(c) (with respect to the Company's failure to comply with any covenant or agreement set forth in
Section 7.11 through Section 7.17 (inclusive and without giving effect to any cure period provided for thereunder)), Section 8.01(f) or Section 8.01(g), and upon notice from the Agent (upon the instruction of the Required Banks) in the case of any other Event of Default, bear interest, after as well as before judgment to the extent permitted by law, at a rate per annum equal to 2% plus the rate otherwise applicable to such Loan as provided in the preceding subsections of this Section. In addition, if any fee or other amount (other than principal or interest on any Loan) payable by the Company pursuant to any Loan Document is not paid when due, whether upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment to the extent permitted by law, at a rate per annum equal to 5.25% plus the Base Rate.

     (d) Interest on each Loan shall be paid in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.09(c) shall be payable on demand of the Agent (upon the instruction of the Required Banks), (ii) upon any repayment of any Loan, interest accrued on the principal amount repaid shall be payable on the date of such repayment and (iii) upon any conversion of an Offshore Rate Loan before the end of the current Interest Period therefor, interest accrued on such Loan shall be payable on the effective date of such conversion.

     (e) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

     Section 2.10. Fees. (a) The Company shall pay to the Agent, for its own account, fees payable in the amounts and at the times separately agreed upon by the Company and the Agent. Fees paid shall not be refundable under any circumstances.

     (b) The Company shall by no later than June 30, 2004 pay to the Agent, for the account of the Banks ratably in proportion to the principal amount of their outstanding Loans, fees in an aggregate amount equal to $6,500,000; provided that such fees shall not be payable if the Company shall have prior to June 30, 2004 repaid or prepaid all principal of and interest on each Loan, all fees and all other amounts payable hereunder (other than contingent indemnification obligations not yet due and payable) for which invoices have been submitted to the Company prior to June 30, 2004.

     Section 2.11. Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

     (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of demonstrable error. The Agent will, at the request of the Company or any Bank, deliver to the Company or the Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

     Section 2.12. Payments by the Company. (a) All payments to be made by the Company under the Loan Documents shall be made without condition or deduction for any defense, set-off, recoupment or counterclaim. Except as otherwise expressly provided in any Loan Document, all payments to be made by the Company under any Loan Document shall be made to the Agent for the account of the Banks at the Agent's Office, and shall be made in dollars and in immediately available funds, no later than 2:00 p.m. (Central time) on the date specified in such Loan Document. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 2:00 p.m. (Central time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

     (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

     (c) Unless the Company has notified the Agent, prior to the date any payment is required to be made by it to the Agent hereunder, that the Company will not make such payment, the Agent may assume that the Company has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Agent in immediately available funds, then each Bank shall forthwith on demand repay to the Agent the portion of such assumed payment that was made available to such Bank in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent in immediately available funds at the Federal Funds Rate from time to time in effect. A notice of the Agent to any Bank with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

     Section 2.13. Sharing of Payments, Etc. If, other than as expressly provided elsewhere in any Loan Document, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, counterclaim or otherwise) in excess of its ratable share (or other share contemplated in such Loan Document), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off and counterclaim, but subject to Section 10.09) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.13 and will in each case notify the Banks following any such purchases or repayments.

                                   Article 3
                     TAXES, YIELD PROTECTION AND ILLEGALITY

     Section 3.01 . Taxes. (a) Any and all payments by the Company to any Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

     (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent and in the case of Taxes, such Taxes arise as a result of a change in law occurring after the date hereof, then:

          (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.01), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

          (ii) the Company shall make such deductions and withholdings;

          (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

          (iv) the Company shall also pay to each Bank or the Agent, at the time interest is paid, Further Taxes in the amount that the respective Bank or the Agent specifies as necessary to preserve the after-tax yield the Bank or the Agent would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

     (c) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes, Other Taxes, and Further Taxes (provided that, in the case of Taxes, such Taxes arise as a result of a change in law occurring after the date hereof) in the amount that the respective Bank or the Agent specifies as necessary to preserve the after-tax yield the Bank or the Agent would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor. If any Bank receives a refund in respect of any Taxes, Other Taxes or Further Taxes as to which it has been indemnified by the Company or with respect to which the Company (or any Person on behalf of the Company) has paid additional amounts pursuant to this Section 3.01, it shall promptly repay such refund to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by the Company (or such Person acting on behalf of the Company) under this Section 3.01 with respect to the Taxes, Other Taxes or Further Taxes giving rise to such refund), net of all out-of-pocket expenses of such Bank or the Agent, as the case may be; provided, that the Company, upon the request of such Bank or the Agent, agrees to return such refund (together with any penalties, interest or other charges due in connection therewith to the appropriate taxing authority or other Governmental Authority) to such Bank or the Agent in the event such Bank or the Agent is required to pay or to return such refund to the relevant taxing authority or other Governmental Authority. Nothing contained herein shall require any Bank to disclose its tax records to the Company or any other Person except for such tax records as relate solely to Taxes, Other Taxes and Further Taxes as to which it has been indemnified by the Company or with respect to which the Company (or any Person on behalf of the Company) has paid additional amounts pursuant to this Section 3.01.

     (d) Within 30 days after the date of any payment by the Company of any Taxes, Other Taxes or Further Taxes that relate to the Agent or any Bank, the Company shall furnish to each affected Bank or the Agent, as applicable, the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to such Bank or the Agent.

     (e) If the Company is required to pay any amount to any Bank pursuant to subsection (b) or (c) of this Section 3.01, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change, in the sole judgment of such Bank, is not otherwise disadvantageous to such Bank.

     Section 3.02. Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

     (b) If a Bank determines that it is unlawful for such Bank to maintain any Offshore Rate Loan, the Company shall, upon its receipt of written notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such prepayment, a Base Rate Loan.

     (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent, that all Loans which would otherwise be made or maintained by the Bank as Offshore Rate Loans shall instead be Base Rate Loans.

     (d) Before giving any notice to the Agent under this Section 3.02, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

     Section 3.03. Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

     (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, thirty
(30) days after written demand by such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase; provided, however, that if any such Bank fails to deliver such demand within 120 days after the date on which an officer of such Bank has actual knowledge of its right to compensation under this Section 3.03(b), then such Bank shall only be entitled to additional compensation for any such increases in capital required from and after the date that is 120 days prior to the date such Bank delivers such demand.

     (c) Section 3.01 and not this Section 3.03 shall be the only Section of this Agreement that applies to increased costs with respect to Taxes, Further Taxes and Other Taxes.

     Section 3.04. Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

     (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

     (b) the failure of the Company to continue a Loan after the Company has given (or is deemed to have given) a Notice of Continuation;

     (c) the failure of the Company to make any prepayment of any Loan in accordance with any notice delivered under Section 2.08; or

     (d) the prepayment (including pursuant to Section 2.08) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained, but excluding any administrative fee or other amount chargeable by such Bank for the calculation of such loss. For purposes of calculating amounts payable by the Company to the Banks under this Section 3.04 and under subsection 3.03(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Eurodollar Base Rate used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

     Section 3.05. Inability to Determine Rates. If the Required Banks determine that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans shall be suspended until the Agent (upon the instruction of the Required Banks) revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Continuation then submitted by it. If the Company does not revoke such Notice of Continuation, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

Notwithstanding the foregoing, the Agent and each Bank shall take any reasonable actions available to them (including designation of different Lending Offices), consistent with legal and regulatory restrictions, that will avoid the need to take the steps described in this Section 3.05, which will not, in the reasonable judgment of the Agent or such Bank, be materially disadvantageous to the Agent, such Bank or the Company, as compared to the steps described in this Section 3.05.

     Section 3.06. Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of demonstrable error. Such certificate shall set forth in reasonable detail (in the form of Exhibit E hereto for amounts claimed with respect to Offshore Rate Loans under Section 3.04 and in a form reasonably determined by the applicable Bank with respect to Base Rate Loans) the methodology used in determining the amount payable to the Bank.

     Section 3.07. Substitution of Banks. If the Company receives notice from any Bank of a claim for compensation under Section 3.01, 3.02 or 3.03, the Company may, upon notice to such Bank and the Agent, replace such Bank by causing such Bank to assign its Loans (with the assignment fee to be paid by the Company in such instance) pursuant to Section 10.07(b) to one or more other Banks or Eligible Assignees procured by the Company; provided, however, that (x) the Company shall be obligated to replace all Banks that have made similar requests for compensation and (y) each such Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it under the Loan Documents from the applicable assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts). The Company shall release such Bank from its obligations under the Loan Documents. Any Bank being replaced shall execute and deliver an Assignment and Assumption with respect to such Bank's outstanding Loans.

     Section 3.08. Survival. The agreements and obligations of the Company in
Section 3.01, Section 3.03, Section 3.04 and Section 3.06 shall survive the termination of this Agreement and the payment of all other Obligations for a period of one year.

                                   Article 4
                              CONDITIONS PRECEDENT

     Section 4.01. Effective Date. The obligations of the Banks to have deemed to have made Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.01):

     (a) If any Bank shall have requested any Note(s) pursuant to Section 2.03(b), the Company shall have distributed, or made arrangements to distribute promptly after the Effective Date, to such Bank such Note(s) duly executed by a Responsible Officer of the Company.

     (b) The Agent shall have received:

          (i) copies of the resolutions of the board of directors or other equivalent body of each Obligor authorizing the Transactions to which such Obligor is a party, certified as of the Effective Date by the Secretary or an Assistant Secretary of such Obligor; and

          (ii) a certificate of the Secretary or Assistant Secretary of each Obligor certifying the names and true signatures of the officers of such Obligor authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by such Obligor hereunder.

     (c) The Agent shall have received:

          (i) the articles or certificate of incorporation or equivalent document of each Obligor as in effect on the Effective Date, certified by the Secretary of State of its state of incorporation or organization as of a recent date;

          (ii) the bylaws or equivalent document of each Obligor as in effect on the Effective Date, certified by the Secretary or Assistant Secretary of such Obligor as of the Effective Date;

          (iii) a certificate of existence for each Obligor from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or organization as of a recent date; and

          (iv) a compliance certificate for each Insurance Subsidiary from the Department of its jurisdiction of domicile as of a recent date.

     (d) The Agent shall have received a favorable written opinion (addressed to the Agent and the Banks and dated the Effective Date) of each of (i) Kirkland & Ellis, counsel for the Obligors, substantially in the form of Exhibit H-1 and
(ii) Baker & Daniels, Indiana and insurance regulatory counsel for the Obligors, substantially in the form of Exhibits H-2 and H-3. The Agent shall have also received such other legal opinions, in form and substance satisfactory to the Agent, covering such matters relating to the Loan Documents and the

Transactions as the Agent may reasonably require. The Company requests such counsel to deliver such opinions.

     (e) The Agent and each Bank shall have been paid all accrued and unpaid fees, and reasonable costs and expenses to the extent then due and payable to the Agent or such Bank on or before the Effective Date, including Attorney Costs of the Agent or such Bank to the extent invoiced prior to or on the Effective Date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent) including any such costs, fees and expenses arising under or referenced in Section 2.10 and 10.04. Without limiting the foregoing, each of the Lenders' Agents and each of the Lenders (each as defined in the Plan of Reorganization) shall have received all amounts distributable to them pursuant to Article III.C.4 of the Plan of Reorganization, including all fees and expenses payable thereunder.

     (f) The Agent shall have received a certificate signed by a Responsible Officer on behalf of the Company, dated as of the Effective Date, confirming the satisfaction of the conditions set forth in Section 4.01(g), Section 4.01(h) and the second sentence of Section 4.01(m) and confirming that the Company and its Subsidiaries have received all required approvals of the transactions contemplated hereby and by the other Loan Documents, including the Transactions, from each applicable Governmental Authority.

     (g) The fact that the representations and warranties of each Obligor contained in the Loan Documents shall be true and correct on and as of the Effective Date, as though made on and as of such date.

     (h) The fact that, immediately after giving effect to the Transactions, no Default shall have occurred and be continuing.

     (i) The Collateral and Guarantee Requirement shall have been satisfied and the Agent shall have received (i) a completed Perfection Certificate with respect to each Obligor dated the Effective Date and signed by a Responsible Officer or other executive officer of such Obligor, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to such Obligor in the jurisdictions contemplated by such Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Agent that the Liens indicated by such financing statements (or similar documents) are permitted by
Section 7.02 or have been released, (ii) evidence that any lockbox and concentration account arrangements contemplated by the Security Agreement have been established and (iii) evidence that all insurance required by Section 6.05 is in effect.

     (j) Upon completion of the solicitation of votes on the Plan of Reorganization, the Holders (such term and other capitalized terms used in this paragraph and not defined herein having the meanings set forth in the Plan of Reorganization) of at least two-thirds in amount and one-half in number of the Allowed Claims in each of Classes 5A-1, 5A-2, 4B-1 and 4B-2 actually voting in such Classes shall have voted to accept the Plan of Reorganization (the Plan of Reorganization as so accepted, the "Accepted Plan"). Any material amendments or modifications to the Accepted Plan or any related document (including the Plan Supplement (as defined in the Plan of Reorganization)) shall be satisfactory to the Required Banks.

     (k) The Effective Date (as defined in the Plan of Reorganization) of the Plan of Reorganization shall have occurred (or shall occur simultaneously with the closing hereunder), all conditions precedent enumerated therein shall have been satisfied (or waived by the parties entitled to do so) as set forth in the Plan of Reorganization and the Reorganization Transactions (including the issuance of the New CNC Preferred Stock) shall have been consummated.

     (l) The Confirmation Order pursuant to which the Plan of Reorganization is consummated shall have become a Final Order; the Confirmation Order shall be in form and substance satisfactory to the Required Banks and shall not provide that the Bankruptcy Court's retention of jurisdiction thereunder governs the enforcement of the Loan Documents or any of the rights or remedies of the Banks or the Agent related thereto.

     (m) The Banks shall have received the pro forma financial statements described in Section 5.11(b); and such pro forma financial statements shall be reasonably satisfactory to the Banks. Immediately after giving effect to the Transactions, no Obligor shall have outstanding any shares of preferred stock or any Indebtedness, except (i) Indebtedness permitted under Section 7.01 (other than Section 7.01(a)(iii), Section 7.01(a)(xiii), Section 7.01(a)(xiv) and
Section 7.01(a)(xv)) and (ii) the Existing CIHC Preferred Stock and the New CNC Preferred Stock.

     (n) There shall not exist any (i) pending or threatened action, suit, investigation, proceeding or other litigation in which the Required Banks determine there is a reasonable likelihood of a decision which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the rights of the Banks under the Loan Documents or that seeks to enjoin the Transactions or the Loan Documents or the transactions contemplated thereby or
(ii) order or injunction restraining the Transactions or the Loan Documents or the transaction contemplated thereby.

     (o) All agreements, orders and other restrictions binding on the Company or any of its Subsidiaries on the Effective Date, and the corporate and capital structure of the Obligors and all organizational documents thereof, shall be reasonably satisfactory to the Required Banks.

     (p) The Agent shall have received such other approvals, opinions, documents or materials as the Agent may reasonably request, all in form and substance reasonably satisfactory to the Agent.

     Promptly after the Effective Date occurs, the Agent shall notify the Company and the Banks thereof, and such notice shall be conclusive and binding.

                                   Article 5
                         REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Agent and each Bank that:

     Section 5.01. Corporate Existence and Power. The Company and each of its
Subsidiaries:

     (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

     (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and carry on its business and (ii) to execute, deliver, and perform its obligations under the Loan Documents;

     (c) is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license;

     (d) is in compliance with all Requirements of Law; and

     (e) has a fiscal year ending December 31;

except, in each case referred to in clauses (a) (with respect to Subsidiaries other than Obligors and Material Insurance Subsidiaries), (b)(i) (with respect to Subsidiaries other than Material Insurance Subsidiaries), (c) or (d), to the extent that the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 5.02. Corporate Authorization; No Contravention. The Transactions to be entered into by each Obligor are within its corporate or other organizational powers. The Transactions (including the execution, delivery and performance by each Obligor of each Loan Document to which it is a party) have been duly authorized by all necessary corporate or other organizational action of each Obligor, and do not and will not:

     (a) contravene the terms of any of such Obligor's Organization Documents;

     (b) conflict with or result in any breach or contravention of, or result in or require the creation of any Lien (other than the Transaction Liens) under, any document evidencing any material Contractual Obligation to which such Obligor is a party or any order, injunction, writ or decree of any Governmental Authority to which such Obligor or its property is subject; or

     (c) violate any Requirement of Law, except to the extent that such violations, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 5.03. Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the Transactions (including the execution, delivery or performance by, or enforcement against, each Obligor of each Loan Document to which it is a party), except (i) such as have been obtained and are in full force and effect and listed on Schedule 5.03 and (ii) filings necessary to perfect the Transaction Liens.

     Section 5.04. Binding Effect. This Agreement has been duly executed and delivered by the Company and constitutes, and each other Loan Document to which any Obligor is to be a party, when executed and delivered by such Obligor, will constitute, a legal, valid and binding obligation of the Company or such Obligor, as the case may be, in each case enforceable against the Company or such Obligor, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     Section 5.05. Litigation. Except as set forth on Schedule 5.05, there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company or its Subsidiaries or any of their respective properties which: (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions (including the Transactions) contemplated hereby or thereby; or (b) that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions (including the Transactions) provided for herein or therein not be consummated as herein or therein provided.

     Section 5.06. No Default. No Default has occurred and is continuing. Without limiting the foregoing, no Default would result from the consummation of the Transactions. As of the Effective Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Effective Date, create an Event of Default under
Section 8.01(e).

     Section 5.07. ERISA Compliance.

     (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law except to the extent that such non-compliance could not reasonably be expected to have a Material Adverse Effect. Each Plan which is intended to qualify under Section 401(a) of the Code has either (i) received a favorable determination letter from the IRS and to the knowledge of the Company, nothing has occurred which would reasonably be expected to cause the loss of such qualification or (ii) with respect to the Plans identified on Schedule 5.07, is in the process of requesting a favorable determination letter from the IRS as to its qualified status, and the Company is not aware of any fact or issue which would reasonably be expected to cause the IRS to fail to issue a favorable determination letter, except where such non-qualification could not reasonably be expected to have a Material Adverse Effect. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except where such lack of contribution or application for funding waiver could not reasonably be expected to have a Material Adverse Effect.

     (b) Except as set forth on Schedule 5.07, there are no pending or, to the knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.

     (c) Except for occurrences or circumstances which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect,
(i) except as set forth on Schedule 5.07, since the Confirmation Date, no ERISA

Event has occurred or is reasonably expected to occur; (ii) except as set forth on Schedule 5.07, since the Confirmation Date, no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     Section 5.08. Margin Regulations. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. Margin Stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries. None of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Exchange Act, or regulations issued pursuant thereto, or Regulation T, U or X of the FRB.

     Section 5.09. Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title or interests as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Effective Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Liens permitted under Section 7.02.

     Section 5.10. Taxes. The Company and its Subsidiaries have timely filed all federal Tax, material Income Tax and other material Tax returns and reports required to be filed, and have paid all federal Tax, Income Tax and other material Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with SAP or GAAP, as applicable. There is no proposed Tax assessment against the Company or any Subsidiary for which a notice of deficiency or similar notice has been issued and which would, if made, individually or in the aggregate, have a Material Adverse Effect and for which adequate reserves in accordance with GAAP are not being maintained by the Company or such Subsidiary.

     Section 5.11. Financial Condition. (a) Each of (i) the audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 2002, and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year ended on that date, reported on by PricewaterhouseCoopers, LLP, independent public accountants, (ii) the unaudited consolidated financial statements of the Company and its Subsidiaries dated March 31, 2003, and the related consolidated statements of income, shareholders' equity and cash flows for the period ended on that date,
(iii) the December 31, 2002 Annual Statement of each Insurance Subsidiary and
(iv) the March 31, 2003 Quarterly Statement of each Insurance Subsidiary:

               (A) were prepared in accordance with GAAP or SAP, as applicable, consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject, in the case of such unaudited financial statements, to ordinary, good faith year end and audit adjustments and the absence of footnote disclosure;

               (B) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

               (C) show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and Contingent Obligations.

     (b) The Company has heretofore furnished to the Banks its pro forma consolidated balance sheet and income statement as of the last day of the Fiscal Quarter most recently ended prior to the Effective Date for which financial statements have been prepared (the "Preparation Date"), prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated balance sheet and income statement (i) have been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Disclosure Statement (as defined in the Plan of Reorganization) (which assumptions are believed by the Company to be reasonable) and using the principles of fresh start accounting as required by AICPA Statement of Position 90-7, (ii) are based on the best information available to the Company after due inquiry, (iii) accurately reflect all material adjustments necessary to give effect to the Transactions, (iv) present fairly, in all material respects, the pro forma financial position of the Company and its consolidated Subsidiaries as of the Preparation Date as if the Transactions had occurred on such date and (v) demonstrate that the covenants set forth in Section

7.11 through Section 7.16 are satisfied as at the Preparation Date after giving effect to the Transactions.

     (c) Since the Confirmation Date, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

     Section 5.12. Environmental Matters. (a) All facilities and property (including underlying groundwater) owned or leased by the Company or any of its Subsidiaries have been, and continue to be, owned or leased by the Company and its Subsidiaries in material compliance with all Environmental Laws, except where failure to so comply could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

     (b) there have been no past, and there are no pending or threatened, Environmental Claims, except where such Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

     (c) there have been no releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries that, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect;

     (d) the Company and each of its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses except where failure to comply could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

     (e) no property now or previously owned or leased by the Company or any of its Subsidiaries is listed or, to the Company's knowledge, proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up, except where such listing could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

     (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

     (g) neither the Company nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or, to Company's knowledge, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, Governmental Authority or local enforcement actions or other investigations which could reasonably be expected to lead to material claims against the Company or any of its Subsidiaries for any remedial work, damage to natural resources or personal injury, including claims under CERCLA, except where such claims could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

     (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Company or any of its Subsidiaries that, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect; and

     (i) no conditions exist at, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law, except where such liability could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

     Section 5.13. Regulated Entities. Except as disclosed on Schedule 5.13, none of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of, or subject to regulation under, the Investment Company Act of 1940. None of the Company or any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     Section 5.14. Subsidiaries. Schedule 5.14 sets forth the name of, and the ownership interest of the Company (or the applicable Subsidiary) in, each of its Subsidiaries and identifies each Subsidiary that is a Subsidiary Guarantor, a Foreign Subsidiary, an Immaterial Subsidiary, an Insurance Subsidiary, an Active Material Insurance Subsidiary and/or a Material Insurance Subsidiary, in each case as of the Effective Date. All the Company's Subsidiaries are, and will at all times be, fully consolidated in its consolidated financial statements. As of the Effective Date (i) each Subsidiary is a Wholly-Owned Subsidiary and (ii) each Subsidiary (other than the Insurance Subsidiaries, Subsidiaries of Insurance Subsidiaries, Foreign Subsidiaries and Immaterial Subsidiaries) is also a Subsidiary Guarantor.

     Section 5.15. Insurance Licenses. No License of the Company or any Insurance Subsidiary, the loss of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or revocation. To the Company's knowledge, there is no sustainable basis for such suspension or revocation, and no such suspension or revocation has been threatened by any Governmental Authority.

     Section 5.16. Full Disclosure. The Company has disclosed to the Banks all agreements, instruments and corporate or other restrictions to which it or any Subsidiary is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the representations or warranties made by any Obligor in any Loan Document to which it is a party as of the date such representations and warranties are made or deemed made, and neither the Disclosure Statement prepared in connection with the confirmation of the Plan of Reorganization nor any of the exhibits, reports, statements or certificates furnished by or on behalf of the Company or any Subsidiary pursuant to the Loan Documents, in either case, taken as a whole, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

     Section 5.17. Solvency. Immediately after the Transactions to occur on the Effective Date are consummated, (a) the fair value of the assets of each Obligor, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Obligor will exceed the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Obligor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) no Obligor will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and proposed to be conducted after the Effective Date.

     Section 5.18. Security Interests. On the Effective Date, the Security Documents will create valid security interests in the Collateral to the extent set forth therein. At all times thereafter, the Security Documents will create valid and, when financing statements are filed in the offices specified in the Perfection Certificates delivered pursuant to the Security Agreement, perfected security interests in the Collateral from time to time covered or purportedly covered thereby to the extent that a security interest in such Collateral may be perfected by filing under the Uniform Commercial Code. Such security interests will be prior to all other Liens (except Liens permitted under Section 7.02(c), Section 7.02(e), Section 7.02(f), Section 7.02(g), Section 7.02(i) and Section 7.02(j)) on the Collateral until the applicable Security Interest are released in accordance with the Loan Documents.

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


     Section 5.19. Insurance. The insurance maintained by or reserved on the books of the Company and its Subsidiaries is sufficient to protect the Company and its Subsidiaries and their respective directors and officers against such risks as are usually insured against in accordance with industry practice by companies in the same or similar business.

     Section 5.20. Reinsurance Agreements. Each Reinsurance Agreement entered into on or after December 31, 2000 (other than any Reinsurance Agreement entered into in the ordinary course of business for the purpose of managing insurance risk consistent with industry practice) to which any Insurance Subsidiary is a party as of the Effective Date is listed on Schedule 5.20. The information set forth on Schedule 5.20 with respect to each such agreement, including the identity of each Person party thereto, each Person's rating from A.M. Best (or another rating agency, if rated) and the subject matter thereof, is accurate and complete in all material respects. The copies of each such Reinsurance Agreement delivered to the Agent prior to the Effective Date is true and complete in all material respects. Each of the reinsurers identified on Schedule 5.20 either (i) is duly licensed to transact an insurance business, (ii) is duly authorized to transact a reinsurance business or (iii) has pledged collateral to secure its obligations under the applicable Reinsurance Agreement such that each of the Insurance Subsidiaries is entitled to take full statutory credit for all reinsurance ceded under such Reinsurance Agreement.

     Section 5.21. Tax Shelter Regulations. The Company does not intend to treat the Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Company determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof. If the Company so notifies the Agent, the Company acknowledges that one or more of the Banks may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Bank or Banks, as applicable, will maintain the lists and other records required by such Treasury Regulation.

                                   Article 6
                              AFFIRMATIVE COVENANTS

     Until all principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full (other than contingent indemnification obligations not yet due and payable), the Company covenants and agrees with the Banks that:

     Section 6.01. Financial Statements. The Company shall deliver to the Agent and each Bank:

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

     (a) promptly upon filing thereof with the SEC (including as part of a Form 10-K) but not later than 120 days after the end of each Fiscal Year, copies of the audited consolidated and the unaudited consolidating balance sheet of the Company and its Subsidiaries as at the end of such year and the related audited consolidated and unaudited consolidating statements of operations, shareholders' equity and cash flows for such year, setting forth in the case of the audited consolidated statements in comparative form the figures for the previous Fiscal Year, and accompanied by the opinion of PricewaterhouseCoopers LLP or another nationally-recognized independent public accounting firm ("Independent Auditor"), which opinion shall state that such audited consolidated financial statements present fairly in all material respects the financial position and result of operations of the Company and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, except as stated therein. Such opinion shall be without a "going concern" or like qualification and shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

     (b) promptly upon filing thereof with the SEC (including as part of a Form 10-Q) but not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, copies of the condensed unaudited consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related condensed unaudited consolidated and consolidating statements of operations, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter and for the then elapsed portion of such Fiscal Year, setting forth in the case of the consolidated statements in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, and certified by a Responsible Officer as fairly presenting in all material respects, in accordance with GAAP (subject to the absence of footnotes and ordinary, good faith year-end and audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries;

     (c) as soon as available but not later than 75 days (or, in the case of the Annual Statement prepared on a combined basis, 90 days) after the close of each Fiscal Year of each Insurance Subsidiary, copies of the unaudited Annual Statement of such Insurance Subsidiary on a stand-alone basis and on a combined basis for all Insurance Subsidiaries, the stand-alone Annual Statement to be certified by a Responsible Officer of such Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein and, if required by the applicable Governmental Authority, audited and certified by independent certified public accountants of recognized national standing (such audited Annual Statement to be delivered as soon as available but not later than June 15 of each Fiscal Year of such Insurance Subsidiary);

     (d) as soon as available but not later than 60 days (or, in the case of the Quarterly Statement prepared on a combined basis, 75 days) after the close of each of the first three Fiscal Quarters of each Fiscal Year of each Insurance Subsidiary, copies of the Quarterly Statement of such Insurance Subsidiary on a stand-alone basis and on a combined basis for all Insurance Subsidiaries, the stand-alone Quarterly Statement to be certified by a Responsible Officer of such Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied through the period reflected therein;

     (e) promptly following the delivery to or receipt by the Company or any of its Subsidiaries of any regular or periodic final Triennial Examination Reports, risk adjusted capital reports or results of any market conduct examination or examination by any Department or the NAIC of the financial condition and operations of, or any notice of any assertion as to violation of any Requirement of Law by, any Insurance Subsidiary, or any report with respect to any Active Material Insurance Subsidiary (including any summary report from the NAIC with respect to the performance of such Active Material Insurance Subsidiary as measured against the ratios and other financial measurements developed by the NAIC under its Insurance Regulatory Information System as in effect from time to time); and

     (f) within 90 days after the close of each Fiscal Year of each Insurance Subsidiary, a copy of the "Statement of Actuarial Opinion" and "Management Discussion and Analysis" for each such Insurance Subsidiary which is provided to the applicable Department (or equivalent information should such Department no longer require such a statement) as to the adequacy of loss reserves of such Insurance Subsidiary, such opinion to be in the format prescribed by the insurance code of the state of domicile of such Insurance Subsidiary.

     Section 6.02. Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank (other than in the case of Section 6.02(r)):

     (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a) and Section 6.01(b), a Compliance Certificate executed by a Responsible Officer;

     (b) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of the accounting firm that reported on such financial statements stating (i) whether during the course of their examination of such financial statements they obtained knowledge of any Default relating to accounting matters (which certificate may be limited to the extent required by auditing rules or guidelines), (ii) if a Default relating to accounting matters has come to their attention, specifying the nature and period of existence thereof and (iii) stating whether or not, based on their audit examination, anything has come

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

to their attention which causes them to believe that the matters set forth in
Schedule 3 to the Compliance Certificate delivered pursuant to Section 6.02(a) for the applicable Fiscal Year to the extent such matters relate to accounting are not stated in accordance with the terms of this Agreement;

     (c) promptly upon receipt thereof, copies of all reports submitted to the Company by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Company made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit;

     (d) promptly, copies of all Forms 10-K and 10-Q that the Company or any Subsidiary may file with the SEC, all financial statements and reports that the Company sends to its shareholders and copies of all other financial statements and regular, periodic or special reports (including Form 8-K) that the Company or any Subsidiary may make to, or file with, the SEC;

     (e) promptly and in any event within three Business Days after learning thereof, notification of any changes after the date hereof in the rating given by S&P or Moody's in respect of the Company's senior secured Indebtedness or by A.M. Best in respect of any Insurance Subsidiary;

     (f) concurrently with the occurrence of any event described in Section 2.08(b) through Section 2.08(d), Section 2.08(f) or Section 2.08(g), (i) a description of such event and (ii) a calculation of the Net Proceeds (including an accounting of the items deducted from the cash or cash equivalents received in connection with such event) or, in the case of Section 2.08(f), other net amounts received in respect thereof;

     (g) at least 5 days before the beginning of each Fiscal Year, a detailed consolidated budget for the next six Fiscal Quarters (prepared on a quarterly basis and including statements of projected operations and cash flows for such period and setting forth the assumptions used in preparing such budget) and, promptly when available, any significant revisions of such budget;

     (h) as soon as available, but not later than 60 days after the end of each Fiscal Quarter, a variance analysis, in form and scope reasonably acceptable to the Agent, comparing actual results of operations and cash flows for such Fiscal Quarter against projected results of operations and cash flows for such Fiscal Quarter, together with a statement of a Responsible Officer setting forth the reasons, in reasonable detail, for such variance;

     (i) as soon as available but not later than 60 days after the end of each Fiscal Quarter, a list of the investments of the Company and its Subsidiaries (and valuations thereof) appearing on the then current "watchlist" maintained by CCM

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

(or any other Person that shall then be performing the functions performed by CCM on the Effective Date), such "watchlist" to be prepared in a manner consistent with past practice;

     (j) as soon as available but not later than 10 Business Days after the end of each calendar month, monthly production reports in form and scope reasonably acceptable to the Agent of new business activity of the Conseco Insurance Group and the Bankers Life Group;

     (k) as soon as available but not later than 60 days after the end of each Fiscal Quarter, a quarterly report in form and scope reasonably acceptable to the Agent on the status of the D&O Loan collection program, including the status of the Company's progress in pursuing collection of payment obligations owed in respect of the D&O Loans, including through enforcement proceedings and the aggregate amount of such collections that shall have been applied to pay Allowed Class 10A Claims or contributed to the Insurance Subsidiaries to the extent permitted by the second proviso to Section 2.08(f); provided that after the end of the fourth full Fiscal Quarter after the Effective Date, such report shall be required to be delivered on a semi-annual basis only by no later than 60 days after the end of each of the second and fourth Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ended December 31, 2004;

     (l) promptly upon filing thereof, copies of all annual Form B amendments and all other material amendments to the registration statement of any Insurance Subsidiary that the Company or such Insurance Subsidiary may file with the applicable Department;

     (m) to the extent not otherwise provided under Section 6.01 or Section 6.02, promptly upon receipt thereof, or delivery thereof by the Company or any Material Insurance Subsidiary, as applicable, a copy of any written communication setting forth or relating to any matter that may reasonably be expected to be materially adverse to the interests of the Company, such Material Insurance Subsidiary or the Banks delivered to or received from any applicable Department or any other applicable insurance regulatory authority;

     (n) to the extent not otherwise provided under Section 6.01 or Section 6.02, promptly upon receipt thereof, or delivery thereof by the Company or any Subsidiary, as applicable, a copy of any written communication setting forth or relating to any matter that may reasonably be expected to be materially adverse to the interests of the Company, such Subsidiary or the Banks delivered to or received from S&P, Moody's or A.M. Best or any other rating agency;

     (o) as soon as available but not later than five Business Days after receipt, execution or delivery of any Reinsurance Agreement (other than any Reinsurance Agreement entered into in the ordinary course of business for the

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

purpose of managing insurance risk consistent with industry practice), including any proposal, binder, cover note or line slip (where the Person to be reinsured or reinsured is an Insurance Subsidiary), (i) a written notice specifying each Person party to such agreement, (ii) for each such Person, its most recently published rating, if any, (iii) the subject matter of each such agreement and
(iv) if requested by the Agent or any Bank, attaching thereto, a true and complete copy of such agreement;

     (p) promptly after receipt of any notice of termination, cancellation (which cancellation notice is not accompanied by a corresponding request for renewal), commutation or recapture of any Reinsurance Agreement (other than any Reinsurance Agreement that was entered into in the ordinary course of business for the purpose of managing insurance risk consistent with industry practice) where the Person reinsured is an Insurance Subsidiary, a copy thereof;

     (q) promptly after the Company has notified the Agent of any intention by the Company to treat the Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; and

     (r) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Agent, for itself or at the request of any Bank, may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01, Section 6.02(d) or
Section 6.02(l) (to the extent any such documents are included in materials otherwise filed with the SEC, the NAIC or any other Governmental Authority) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Bank and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Agent or any Bank that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Bank and (ii) the Company shall notify (which may be by facsimile or electronic mail) the Agent and each Bank of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Agent. Except for such Compliance Certificates, the Agent shall have no obligation to request the delivery or to maintain copies of the documents referred

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

to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     Section 6.03. Notices. The Company shall promptly notify the Agent:

     (a) of the occurrence of any Default;

     (b) of any matter that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, including (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation (including any governmental proceeding or arbitration proceeding), tax audit or investigative proceeding, claim, lawsuit, and/or investigation against or involving the Company or any of its Subsidiaries or any of its or their businesses or operations, including pursuant to any applicable Environmental Laws;

     (c) of the filing or commencement of, or the occurrence of any development in, any litigation or proceeding which seeks to enjoin, prohibit, discontinue or otherwise impacts (i) the validity or enforceability of this Agreement or any of the other Loan Documents or (ii) the transactions contemplated hereby or thereby and, in the case of clause (ii), which could reasonably be expected to have a Material Adverse Effect;

     (d) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event) and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

          (i) an ERISA Event; or

          (ii) a material increase in the Unfunded Pension Liabilities of any Pension Plan;

          (iii) the adoption of or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

          (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in

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

     contributions or Unfunded Pension Liability; provided, however, that no such notice will be required under this Section 6.03(d) with respect to the occurrence of any such event if such occurrence does not result in, and is not reasonably expected to result in, any liability to the Company or any ERISA Affiliate of more than $30,000,000 in the aggregate.

     (e) of any material change in accounting policies or financial reporting practices by the Company or any of its Subsidiaries;

     (f) of the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation, suspension or restriction of, or the institution of any proceedings to revoke, suspend or restrict, any License now or hereafter held by any Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations; provided that if such Insurance Subsidiary is not an Active Material Insurance Subsidiary, the Company shall be required to deliver a notice under this paragraph (f) only if such event, together with all other such events, could reasonably be expected to have a Material Adverse Effect;

     (g) of the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority; provided that if such Insurance Subsidiary is not an Active Material Insurance Subsidiary, the Company shall be required to deliver a notice under this paragraph (g) only if such event, together with all other such events, could reasonably be expected to have a Material Adverse Effect;

     (h) of any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted; provided that if such Insurance Subsidiary is not an Active Material Insurance Subsidiary, the Company shall be required to deliver a notice under this paragraph (h) only if such event, together with all other such events, has had or could reasonably be expected to have a Material Adverse Effect; or

     (i) of any actual or proposed changes in any applicable insurance code which could reasonably be expected to have a Material Adverse Effect.

Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other

Loan Document that have been (or reasonably foreseeably will be) breached or violated.

     Section 6.04. Preservation of Corporate Existence, Etc.. The Company shall, and shall cause each Subsidiary (other than any Immaterial Subsidiary) to (except as permitted by Section 7.03 or Section 7.07):

     (a) preserve and maintain in full force and effect its existence and good standing under the laws of its state or jurisdiction of incorporation or organization, as applicable;

     (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business, except where such failure to preserve and maintain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

     (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill.

     Section 6.05. Insurance. (a) The Company shall, and shall cause each Subsidiary to, maintain with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

     (b) The Company shall maintain (on behalf of itself and its Subsidiaries) with financially sound and reputable independent insurers, director and officer liability insurance on terms and in amounts (i) at least as favorable to the directors and officers thereof as is in effect or in place on the Effective Date or (ii) as is customary for other Persons engaged in the same or similar business.

     Section 6.06. Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all of the following:

     (a) all material Tax liabilities imposed upon it or its material properties or assets, unless the same (i) are not overdue for a period of more than 60 days or (ii) are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary and such contest effectively suspends collection of the same and the enforcement of any Lien securing the same; and

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

     (b) all material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     Section 6.07. Compliance With Laws. The Company shall, and shall cause each Subsidiary to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all applicable Environmental Laws), except (i) for such noncompliance which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) as may be contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP.

     Section 6.08. Compliance With ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification, and (c) make all required contributions to any Plan subject to Section 412 of the Code, except where such failure to maintain as set forth in (a) or (b) or to make contributions as set forth in (c) could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

     Section 6.09. Inspection of Property and Books and Records; Expense Reimbursement; Appraisal Reports. (a) The Company shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP or SAP, as applicable, consistently applied (except as stated therein) shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company, provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at any time during normal business hours and without advance notice.

     (b) Until each Active Material Insurance Subsidiary has a financial strength rating of at least B++ by A.M. Best, the Company shall, if requested by the Agent or the Required Banks, cause each Active Material Insurance Subsidiary to permit any actuarial firm designated by the Agent (in consultation with the Company) to conduct an analysis of the statutory reserves of such Active Material Insurance Subsidiary; provided that each such analysis shall be carried out at reasonable times and no more than one such analysis with respect to any Active Material Insurance Subsidiary shall be conducted in any Fiscal Year. The Company shall pay the fees and expenses of any actuarial firm retained by the Agent to conduct any such analysis.

     Section 6.10. A.M. Best Rating Reduction Remedy. If on any date on or after the 60th date after the Effective Date (the "Reduction Date"), the financial strength rating of any Active Material Insurance Subsidiary by A.M. Best is reduced to less than the Initial A.M. Best Rating of such Active Material Insurance Subsidiary, the Company shall be obligated to retain an investment banker of national recognition (the "Investment Banker") reasonably satisfactory to the Agent to explore strategic alternatives ("Strategic Alternatives") to repaying in full in cash all Obligations (other than contingent indemnification obligations then not due and payable) under the Loan Documents and, if the Required Banks request, all obligations in respect of the New CNC Preferred Stock, which Strategic Alternatives shall include either (x) the sale of one or more of its Subsidiaries ("Sufficient Assets") the value of which will be sufficient to repay in full in cash all such obligations, (y) such other Strategic Alternative(s) approved by the Required Banks or (z) both the sale of Sufficient Assets and one or more other Strategic Alternatives approved by the Required Banks (clauses (x), (y) or (z), individually, an "Approved Strategic Alternative"). At any time, the Required Banks may amend, supplement or otherwise modify the requirements of this Section 6.10, including amending the terms and/or conditions of an Approved Strategic Alternative, releasing the Company from its obligations to proceed with the sale of Sufficient Assets or otherwise. The Company shall, and shall cause each Subsidiary to, diligently pursue and take material steps toward achieving each Approved Strategic Alternative, including, to the extent applicable, the preparation and distribution of offering materials with respect to each Approved Strategic Alternative, facilitating advisors of the Company in making contact with potential purchasers or other relevant parties in their due diligence processes, using reasonable best efforts to prepare, negotiate and execute transaction documents with respect thereto and consummate such transactions. The Company shall provide the Agent with bi-weekly written reports (in form and scope acceptable to the Agent), describing the status of its progress in pursuing, and actions it has taken and is planning on taking toward achieving, each Approved Strategic Alternative. Without limiting the generality of the Company's obligations set forth above, the Company shall have:

     (a) Engaged the Investment Banker to explore Strategic Alternatives no later than 30 days after the Reduction Date;

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

     (b) Distributed offering materials, and provided copies thereof to the Agent, with respect to any Approved Strategic Alternative, no later than 90 days after the Trigger Date;

     (c) Used reasonable best efforts to receive written expressions of interest, and provided copies thereof to the Agent, with respect to each Approved Strategic Alternative, no later than 120 days after the Trigger Date;

     (d) Used reasonable best efforts to sign the appropriate transaction documents with respect to any Approved Strategic Alternative no later than 180 days after the Trigger Date, unless the Required Banks have agreed to extend such date; and

     (e) Used reasonable best efforts to consummate any Approved Strategic Alternative no later than 270 days after the Trigger Date, unless the Required Banks have agreed to extend such date.

     Section 6.11. Financial Advisor. Until each Active Material Insurance Subsidiary has a financial strength rating of at least A- by A.M. Best, the Company shall continue the retention of Greenhill or another financial advisor reasonably satisfactory to the Required Banks to review the financial condition and performance of the Company and its Subsidiaries on behalf of the Banks (and the Company agrees to use reasonable best efforts to facilitate such review) and the Company shall pay the reasonable fees, costs and expenses incurred from time to time in connection with such review promptly upon receipt of an invoice for such services.

     Section 6.12. Information Regarding Collateral. (a) The Company will furnish to the Agent prompt written notice of any change in (i) any Obligor's name or any trade name used to identify it in the conduct of its business or any Obligor's location (determined as provided in Section 9-307 of the Uniform Commercial Code), (ii) any Obligor's identity or corporate structure or (iii) any Obligor's Federal Taxpayer Identification Number or organization identification number. The Company will not effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code and all other actions have been taken that are required so that such change will not at any time adversely affect the validity, perfection or priority of any Transaction Lien on any of the Collateral.

     (b) Each year, at the time annual financial statements with respect to the preceding Fiscal Year are delivered pursuant to Section 6.01(a), the Company will deliver to the Agent a certificate of a Responsible Officer (i) setting forth the information required pursuant to Sections A and B of the Perfection Certificate or confirming that there has been no change in such information since the date of any Perfection Certificate delivered on the Effective Date or the date of the most

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recent certificates delivered pursuant to this subsection and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the Transaction Liens for a period of at least 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

     Section 6.13. Casualty and Condemnation. The Company (a) will furnish to the Agent and the Banks prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with Section 2.08.

     Section 6.14. Additional Subsidiaries; Immaterial Subsidiaries. (a) If any additional Subsidiary is formed or acquired after the Effective Date, the Company will, within five Business Days after such Subsidiary is formed or acquired, notify the Agent and the Banks thereof and cause any Capital Stock in or Indebtedness of such Subsidiary owned by or on behalf of any Obligor to be added to the Collateral (except that the Obligors shall not be required to pledge more than 65% of the outstanding voting Capital Stock in any Foreign Subsidiary that is not an Obligor). If such Subsidiary is or subsequently becomes a Domestic Subsidiary and is not an Insurance Subsidiary or a Subsidiary of an Insurance Subsidiary or an Immaterial Subsidiary, the Company shall promptly cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary, whereupon such Subsidiary will become an "Obligor", a "Subsidiary Guarantor" and "Lien Grantor" for purposes of the Loan Documents. Without limiting the preceding sentence, if any Domestic Immaterial Subsidiary that is not an Insurance Subsidiary or a Subsidiary of an Insurance Subsidiary loses its status as an Immaterial Subsidiary, the Company shall promptly cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary, whereupon such Subsidiary will become an "Obligor", a "Subsidiary Guarantor" and "Lien Grantor" for purposes of the Loan Documents.

     (b) If at any time (i) the aggregate fair market value of the assets of all Immaterial Subsidiaries exceeds $20,000,000 or (ii) the aggregate revenues of all Immaterial Subsidiaries for the period of four consecutive Fiscal Quarters most recently ended exceeds $20,000,000, the Company shall promptly cause the Collateral and Guarantee Requirement to be satisfied with respect to one or more

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of the Immaterial Subsidiaries to the extent necessary to ensure that immediately after giving effect thereto (x) the aggregate fair market value of the assets of all Immaterial Subsidiaries shall not exceed $20,000,000 and (y) the aggregate revenues of all Immaterial Subsidiaries for the period of four consecutive Fiscal Quarters most recently ended shall not exceed $20,000,000, whereupon each such Subsidiary will become an "Obligor", a "Subsidiary Guarantor" and "Lien Grantor" for purposes of the Loan Documents.

     Section 6.15. Further Assurances. (a) The Company will, and will cause each other Obligor to, execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Agent or the Required Banks may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the Company's expense. The Company will provide to the Agent, from time to time upon request, evidence reasonably satisfactory to the Agent as to the perfection and priority of the Transaction Liens created or intended to be created by the Security Documents.

     (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Company or any Subsidiary Guarantor, or cease to be subject to Liens permitted pursuant to Section 7.02 after the Effective Date (other than assets constituting Collateral that become subject to Transaction Liens upon acquisition thereof), the Company will notify the Agent and the Banks thereof, and, if requested by the Agent or the Required Banks, will cause such assets to be subjected to a Transaction Lien securing the Secured Obligations and will take, or cause the relevant Subsidiary Guarantor to take, such actions as shall be necessary or reasonably requested by the Agent to grant and perfect or record such Transaction Lien, including actions described in Section 6.15(a), all at the Company's expense.

     (c) The Company shall cause all cash and Cash Equivalents of each Obligor to be maintained in one or more Collateral Accounts pending application towards any purpose not prohibited by this Agreement; provided that this paragraph (c) shall not apply to (u) cash and Cash Equivalents maintained in the Professional Escrow Account (as defined in the Plan of Reorganization) so long as (A) such account is funded and maintained solely for the purpose of paying all fees and expenses of Professionals (as defined in the Plan of Reorganization) as contemplated by the Plan of Reorganization, (B) to the extent any such fees or expenses are disallowed pursuant to an order of the Bankruptcy Court, an amount equal to the amount of such disallowed fees or expenses shall be promptly transferred to a Collateral Account and (C) such account is funded on the Effective Date in an amount not exceeding the aggregate amount in respect of such fees and expenses for which the Company has received invoices from the

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

Professionals on or prior to the Effective Date, and no amounts are deposited in such account thereafter, (v) cash and Cash Equivalents maintained in any account of CCM so long as (A) such account is funded to satisfy CCM's obligations under expense reimbursement agreements to which CCM is a party and such account is funded in a manner consistent with past practice and (B) the aggregate amount of cash and Cash Equivalents in all such accounts does not exceed $2,000,000 at any time, (w) cash and Cash Equivalents maintained in any trust account so long as
(A) such account is maintained as a trust account solely for the purpose for which it was established and is funded in a manner consistent with past practice and (B) the aggregate amount of cash and Cash Equivalents in all such accounts does not exceed $2,000,000 at any time, (x) cash and Cash Equivalents maintained in any account of any Obligor which is an investment adviser registered under the Investment Advisers Act of 1940 (including CCM) so long as (A) such account is maintained to satisfy qualified professional asset manager requirements under ERISA and (B) the aggregate amount of cash and Cash Equivalents in all such accounts does not exceed $2,000,000 at any time, (y) cash and Cash Equivalents maintained in any account of any Obligor which is a broker-dealer registered under the Exchange Act and a member of the NASD (including Conseco Equity Sales, Inc.) so long as (A) such account is maintained to satisfy minimum net regulatory capital requirements imposed by NASD regulations pursuant to the Exchange Act and (B) the aggregate amount of cash and Cash Equivalents in all such accounts does not exceed $10,000,000 at any time and (z) other accounts that in the aggregate hold less than $1,000,000 of cash and Cash Equivalents at any time.

     (d) The Company shall, by no later than the day that is 30 days after the Effective Date, contribute or otherwise invest as capital in one or more of the Insurance Subsidiaries cash in an amount equal to the amount by which the aggregate amount of cash on hand and Cash Equivalents of the Company exceeds $112,000,000 as of the Effective Date. Promptly upon making such contribution or investment, the Company shall provide evidence of the same to the Agent, such evidence to be in form and substance satisfactory to the Agent.

     Section 6.16. D&O Loans. On and after the Effective Date, the Company hereby agrees to be obligated to, and the Company shall, use its commercially reasonable efforts to collect, or cause to be collected, in accordance with the applicable Transfer Agreement the D&O Loans other than the D&O Loans whose obligors are eligible to participate and in fact have satisfied all of the requirements (including executing and delivering an Adjustment Agreement) for participation in the D&O Loan repricing plan described in Article V.K.5. of the Plan of Reorganization. The Company will ensure that any amounts so collected by or on behalf of the Company are applied in accordance with Section 2.08.

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                                   ARTICLE 7
                               NEGATIVE COVENANTS

     Until all principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full (other than contingent indemnification obligations not yet due and payable), the Company covenants and agrees with the Banks that:

     Section 7.01. Limitation on Indebtedness; Certain Capital Stock. (a) The Company shall not, and shall not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Indebtedness, except:

          (i) Indebtedness under the Loan Documents;

          (ii) any Surplus Debentures issued by any Insurance Subsidiary to the Company or any of its Subsidiaries that remain outstanding on the Effective Date, and extensions, renewals or replacements thereof;

          (iii) Permitted Refinancing Indebtedness;

          (iv) Permitted Transactions entered into by Insurance Subsidiaries;

          (v) Permitted Swap Obligations;

          (vi) Indebtedness existing on the date hereof and listed in Schedule 7.01, and extensions, renewals or replacements thereof, provided that no such extension, renewal or replacement shall increase the principal amount thereof, except to the extent the increase would otherwise be permitted under this Section, or result in an earlier maturity date or decreased average weighted life;

          (vii) non-recourse Indebtedness of Insurance Subsidiaries incurred in the ordinary course of business resulting from the sale or securitization of non-admitted assets, policy loans, CBOs and CMOs;

          (viii) Capitalized Lease Liabilities and Purchase Money Debt in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;

          (ix) intercompany Indebtedness (including Surplus Debentures) among the Company and its Subsidiaries (other than Excluded Subsidiaries) and among the Subsidiaries (other than Excluded Subsidiaries);

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

          (x) intercompany Indebtedness of Excluded Subsidiaries in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

          (xi) Indebtedness in respect of letters of credit issued in connection with reinsurance transactions entered into in the ordinary course of business;

          (xii) Indebtedness in respect of surety and other similar bonds in the ordinary course of business and consistent with past practice;

          (xiii) other secured Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

          (xiv) other unsecured Indebtedness in an aggregate principal amount not to exceed $50,000,000 at any time outstanding; and

          (xv) Contingent Obligations in respect of Indebtedness permitted under
     Section 7.01(a)(viii), Section 7.01(a)(xiii) or Section 7.01(a)(xiv).

     (b) The Company shall not permit any of its Subsidiaries to issue any Capital Stock other than to the Company or another Subsidiary. The Company shall not issue any preferred stock other than the New CNC Preferred Stock, Permitted Preferred Stock and Permitted Refinancing Preferred Stock.

     (c) The Company shall not at any time permit any Person, other than an Insurance Subsidiary, to own any Existing CIHC Preferred Stock or any Replacement Preferred Stock.

     Section 7.02. Liens. The Company shall not, and shall not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any property now owned or hereafter acquired by it, except for the following:

     (a) Transaction Liens;

     (b) Liens in connection with Permitted Transactions;

     (c) Liens for Taxes which are not overdue for more than 60 days or for Taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

     (d) Liens existing on the date hereof and listed in Schedule 7.02, including extensions, renewals and replacements of such Liens; provided that (i) such Lien shall not apply to any additional property (other than after acquired title

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in or on such property and proceeds of the existing collateral in accordance with the document creating such Lien) and (ii) the Indebtedness secured thereby is not increased except as otherwise permitted under Section 7.01 (in which case the portion representing any additional increase must be permitted by another paragraph of this Section 7.02);

     (e) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

     (f) Liens of mechanics, carriers, and materialmen and other like Liens imposed by law and arising in the ordinary course of business in respect of obligations which are not overdue for more than 60 days or which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

     (g) Liens arising in the ordinary course of business for sums being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, or for sums not due, and in either case not involving any deposits or advances for borrowed money or the deferred purchase price of property or services;

     (h) Liens securing Indebtedness permitted by Section 7.01(a)(viii); provided that such Liens are limited to the assets subject to the relevant capital lease or purchase money transaction;

     (i) easements, rights-of-way, zoning restrictions, restrictions and other similar encumbrances incurred in the ordinary course of business that do not secure any monetary obligation and which do not materially interfere with the ordinary course of business of the Company and its Subsidiaries;

     (j) Liens on property of the Company and its Subsidiaries in favor of landlords securing licenses, subleases or leases of property not otherwise prohibited hereunder;

     (k) licenses, leases or subleases permitted hereunder granted to others not materially interfering in any material respect in the business of the Company and its Subsidiaries;

     (l) attachment or judgment Liens not constituting an Event of Default under
Section 8.01(i);

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

     (m) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Company and its Subsidiaries in the ordinary course of business;

     (n) customary set-off rights in favor of depositary banks; and

     (o) other Liens securing Indebtedness or other obligations in an aggregate amount not exceeding $10,000,000 at any time outstanding.

None of the Liens permitted by this Section (other than Transaction Liens and Liens of the applicable depositary bank to the extent permitted under Section 7.02(n)) shall be permitted on any Collateral Account.

     Section 7.03. Disposition of Assets. The Company shall not, and shall not permit any of its Subsidiaries to, sell, assign, lease, transfer or otherwise Dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable with or without recourse and Capital Stock of any Subsidiary whether newly issued or otherwise) or enter into any agreement to do any of the foregoing, except:

     (a) Dispositions of inventory, equipment and Cash Equivalents, all in the ordinary course of business consistent with past practices;

     (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

     (c) Dispositions of Investments by any Insurance Subsidiary (other than any of its Investments in Subsidiaries engaged in insurance lines of business) in the ordinary course of business consistent with past practices and the investment policy approved by the board of directors of such Insurance Subsidiary;

     (d) intercompany Dispositions in the ordinary course of business (i) among the Company and its Subsidiaries (other than Dispositions to Excluded Subsidiaries) and among the Subsidiaries (other than Dispositions to Excluded Subsidiaries) and (ii) to Excluded Subsidiaries in an aggregate amount not to exceed $5,000,000;

     (e) (i) any Dispositions pursuant to a Reinsurance Agreement so long as such Disposition is entered into in the ordinary course of business for the purpose of managing insurance risk consistent with industry practice and (ii) any other Dispositions pursuant to a Reinsurance Agreement so long as the aggregate statutory profit and/or gains on insurance policy sales or other portfolio transfers

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

resulting from all Dispositions described in this clause (ii) consummated after the Effective Date do not exceed $250,000,000 in the aggregate during the term of this Agreement or $100,000,000 in any Fiscal Year; provided that (x) the Net Proceeds therefrom are, unless required to be retained by any Insurance Subsidiary pursuant to regulatory restrictions, applied to prepay the Loans as provided in Section 2.08 and (y) any Net Proceeds therefrom that are required to be retained by any Insurance Subsidiary pursuant to regulatory restrictions are so retained by such Insurance Subsidiary;

     (f) obsolete or worn out property disposed of by the Company or any of its Subsidiaries in the ordinary course of business and consistent with past practices of the Company and its Subsidiaries;

     (g) transfers resulting from any casualty or condemnation of property or assets;

     (h) licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property in the ordinary course of business and consistent with the past practices of the Company and its Subsidiaries and which do not materially interfere with the business of the Company and its Subsidiaries;

     (i) Dispositions consisting of intercompany mergers and consolidations among the Company and its Subsidiaries, or of any liquidation, winding up or dissolution of any Immaterial Subsidiary, in each case to the extent permitted by Section 7.07(b);

     (j) the Proposed CIHC Transactions;

     (k) Dispositions not otherwise permitted hereunder (other than pursuant to Reinsurance Agreements, which shall be subject to the limitations in clause (e) above); provided that (w) such Dispositions shall be for fair market value (which determination must be supported by a fairness opinion in form and substance reasonably satisfactory to the Agent from a nationally-recognized investment banking firm in connection with any Disposition or series of Dispositions the aggregate consideration for which exceeds $50,000,000) and at least 85% of the consideration received in connection therewith at closing shall consist of cash, (x) on a Pro Forma Basis after giving effect to such Disposition, the Company and its Subsidiaries would be in compliance with all of the covenants contained in the Loan Documents (including all financial and ratings covenants), (y) no such Disposition shall include the sale of any capital stock of any Subsidiary unless 100% of the capital stock of such Subsidiary owned by the Obligors is sold and (z) the Net Proceeds thereof shall be applied to prepay the Loans in accordance with Section 2.08.

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

     Section 7.04. Other Agreements. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement (other than any agreement with any Department to the extent required by such Department) containing any provision which (a) would be violated or breached by the performance of its obligations hereunder or under any other Loan Document or under any instrument or document delivered or to be delivered by it hereunder or thereunder in connection herewith or therewith or (b) prohibits or restricts the ability of the Company or such Subsidiary to amend or otherwise modify this Agreement, any other Loan Document or any other document executed in connection herewith or therewith.

     Section 7.05. Transactions With Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except (a) upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary which, in the case of any transaction with any Excluded Subsidiary (other than transactions pursuant to and in accordance with Section 7.01(a)(x), Section 7.03(d)(ii), Section 7.07 or Section 7.09(h)), shall also be in the ordinary course, (b) for insurance transactions, intercompany pooling and other reinsurance transactions entered into in the ordinary course of business and consistent with past practice, (c) intercompany transactions in the ordinary course and consistent with past practices between or among the Company and its Subsidiaries (other than Excluded Subsidiaries) and between or among Subsidiaries (other than Excluded Subsidiaries), (d) the Proposed CIHC Transactions and (e) any Restricted Payment permitted by Section 7.08.

     Section 7.06. Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary (other than any Immaterial Subsidiary) to, fundamentally change the type of business in which it is engaged as of the Effective Date as described in Schedule 7.06; provided that any Subsidiary that is not an Active Material Insurance Subsidiary may cease to engage in any type of business in which such Subsidiary is engaged as of the Effective Date if the board of directors of the Company or such Subsidiary shall determine that ceasing to engage in such type of business is in the best interests of the Company and its Subsidiaries, taken as a whole, or such Subsidiary.

     Section 7.07. Fundamental Changes. Unless the Obligations shall be paid in full concurrently therewith, the Company shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any merger, consolidation, amalgamation, or sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except (a) in connection with a Disposition of a Subsidiary otherwise permitted by Section 7.03 (other than Section 7.03(i)) and (b) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) any Subsidiary Guarantor (other than New HoldCo, or prior to the consummation of the Proposed CIHC Transactions, CIHC) may merge, consolidate or amalgamate into the Company in a transaction in which the Company is the surviving corporation, (ii) any Subsidiary Guarantor may merge, consolidate or amalgamate into any Subsidiary in a transaction in which the surviving entity is a Subsidiary Guarantor (and if New HoldCo, or prior to the consummation of the Proposed CIHC Transactions, CIHC, is a party to such transaction, New HoldCo or CIHC, as the case may be, is the surviving entity) and the Company determines in good faith that such action is in the best interests of the Company and is not materially disadvantageous to the Banks, (iii) any two Subsidiaries that are not Subsidiary Guarantors may merge, consolidate or amalgamate, provided that if either such Subsidiary is a direct Subsidiary of an Obligor, the surviving entity shall be a direct Subsidiary of an Obligor; provided further that, notwithstanding the immediately preceding proviso, Bankers National Life Insurance Company may merge with and into any direct or indirect Insurance Subsidiary of Conseco Life Insurance Company of Texas, (iv) the Proposed CIHC Transactions shall be permitted and (v) any Immaterial Subsidiary may liquidate, wind up or dissolve itself if the Company determines in good faith that such liquidation, winding up or dissolution is in the best interests of the Company and is not materially disadvantageous to the Banks.

     Section 7.08. Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or pay any dividend on (or make any payment to a related trust for the purpose of paying a dividend), or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Company or such Subsidiary (or any related trust), whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or such Subsidiary (collectively, "Restricted Payments"), except that:

     (a) (i) any Subsidiary may declare or pay dividends with respect to its Capital Stock to the Company and to any Wholly-Owned Subsidiary (and in the case of a non-Wholly-Owned Subsidiary, to the Company and any Subsidiary and to each other owner of Capital Stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests) and (ii) on or after February 5, 2008, CIHC, and following the consummation of the Proposed CIHC Transactions, New HoldCo may redeem the then outstanding shares of the Existing CIHC Preferred Stock or the Replacement Preferred Stock, as the case may be, with the designation "$2.32 Redeemable Cumulative Preferred Stock" for an aggregate redemption price not exceeding $6,500,000, plus accrued and unpaid dividends thereon to the date of redemption;

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

     (b) the Company may pay dividends solely in the form of shares of common stock or additional shares of New CNC Preferred Stock to the holders of the New CNC Preferred Stock;

     (c) so long as no Event of Default is continuing (both before and immediately after giving effect to the payment thereto or the redemption or repurchase thereof), the Company may redeem or repurchase the New CNC Preferred Stock to the extent expressly permitted by Section 2.08(b), Section 2.08(c) and
Section 2.08(e) so long as any amounts that are required to be applied to prepay the Borrowings pursuant to such provisions are so applied;

     (d) the Company may pay dividends solely in the form of shares of common stock or additional shares of Permitted Preferred Stock to the holders of the Permitted Preferred Stock;

     (e) the Company may pay dividends solely in the form of shares of common stock or additional shares of Permitted Refinancing Preferred Stock to the holders of the Permitted Refinancing Preferred Stock;

     (f) so long as no Event of Default is continuing (both before and immediately after giving effect to the payment thereto), the Company may pay cash dividends on the Permitted Refinancing Preferred Stock to the extent the terms thereof (as in effect on the date of initial issuance) require cash dividend payments; and

     (g) the Company may, upon the exercise of a warrant under the New CNC Warrant Agreement, pay cash in lieu of delivering fractional shares of common stock to the holder thereof to the extent the Company is permitted to do so pursuant to the terms of the New CNC Warrant Agreement.

     Section 7.09. Investments and Acquisitions. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make any Acquisition or hold or make any other Investment in any Person, except:

     (a) Investments in existence on the Effective Date and commitments to make Investments existing on the Effective Date and listed on Schedule 7.09;

     (b) Investments consisting of non-cash consideration received in connection with a permitted asset sale;

     (c) Investments received in connection with the bankruptcy or reorganization of customers and suppliers in the ordinary course of business;

     (d) Investments consisting of Contingent Obligations permitted by Section
7.01 of Indebtedness permitted by Section 7.01;

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     (e) Investments in Cash Equivalents;

     (f) Investments by any Insurance Subsidiary (including by any Subsidiary of such Insurance Subsidiary that is not itself an Insurance Subsidiary) in the ordinary course of business in compliance with Section 7.17 and the investment policy approved by the board of directors of such Insurance Subsidiary;

     (g) intercompany Investments other than in Excluded Subsidiaries in the ordinary course of business and intercompany Investments necessary to consummate the Proposed CIHC Transactions;

     (h) intercompany Investments in Excluded Subsidiaries in the ordinary course of business in an aggregate amount expended not to exceed $5,000,000;

     (i) security deposits held in the ordinary course of business;

     (j) loans and advances in the ordinary course of business to employees for moving, relocation or travel purposes;

     (k) Permitted Swap Obligations;

     (l) Acquisitions (other than Acquisitions that constitute Investments permitted by Section 7.09(f) above or Section 7.09(m) below) in an aggregate amount expended not to exceed $250,000,000 during the term of this Agreement or $75,000,000 in any Fiscal Year and/or financed with Capital Stock of the Company (other than Capital Stock prohibited under Section 7.01(b)); provided that (x) at the time of such Acquisition no Event of Default shall be continuing and immediately after giving effect to such Acquisition, no Default (including any failure to be in compliance with the financial covenants calculated on a Pro Forma Basis) would occur and (y) at the time of such Acquisition each Active Material Insurance Subsidiary has, and for the twelve consecutive month period ending on the date of such Acquisition each Active Material Insurance Subsidiary had, a financial strength rating by A.M. Best of at least A-; and

     (m) Investments not otherwise permitted hereby in an aggregate amount expended not to exceed $25,000,000 in any Fiscal Year.

     Section 7.10. Prepayments of Indebtedness; Modifications of Certain Agreements; Synthetic Purchase Agreements. (a) The Company shall not, and shall not permit any of its Subsidiaries to, make or agree to pay or make, directly or indirectly, any prepayment (whether in cash, securities or other property, and including optional prepayments and open market purchases) of or in respect of principal of or interest on any Indebtedness, or any prepayment (whether in cash, securities or other property), including any sinking fund or similar deposit, on

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account of the purchase, redemption, defeasance or termination of any
Indebtedness, other than:

          (i) prepayments of Indebtedness under the Loan Documents;

          (ii) prepayments in respect of Indebtedness of a Subsidiary of the Company owed to the Company or another Subsidiary of the Company or of the Company owed to a Subsidiary of the Company, in each case to the extent prepaid in the ordinary course of business, which Indebtedness is not a prepayment of loans referred to in clause (f) of the definition of "Conseco Available Cash Flow" unless, in the case of this clause (ii), at the time of, and after giving effect on a Pro Forma Basis to, such prepayment, the Company is in compliance with Section 7.12;

          (iii) prepayments of Capitalized Lease Liabilities or Purchase Money Debt that become due as a result of the voluntary sale or transfer of the related asset; and

          (iv) other prepayments in an aggregate amount expended not to exceed $20,000,000.

     (b) Notwithstanding anything herein to the contrary, the Company shall not, and shall not permit any of its Subsidiaries to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property, and including optional prepayments and open market purchases) of or in respect of principal of or interest on any Permitted Refinancing Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, defeasance or termination of any Permitted Refinancing Indebtedness, other than payment of regularly scheduled interest and principal payments as and when due in respect thereof, except payments in respect thereof prohibited by the subordination provisions thereof.

     (c) The Company shall not, and shall not permit any of its Subsidiaries to, amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the material terms of any Indebtedness of the Company or any of its Subsidiaries specified on Schedule
7.10 hereto or any Permitted Refinancing Indebtedness (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee that is not customary under the circumstances).

     (d) The Company shall not, and shall not permit any of its Subsidiaries to, amend, modify, waive or otherwise change, or consent or agree to any

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amendment, modification, waiver or other change to, any of the material terms of any preferred stock issued by the Company or any of its Subsidiaries (including the New CNC Preferred Stock, the Permitted Preferred Stock and the Permitted Refinancing Preferred Stock) or any related trust in a manner which adversely affects the interests of the Banks, it being understood that the following shall be permitted: any such amendment, modification, waiver or other change that (i) would extend the scheduled redemption date or reduce the amount of any scheduled redemption payment or reduce the rate or extend any date for payment of dividends thereon and (ii) does not involve the payment of a consent fee that is not customary under the circumstances.

     (e) The Company shall not, and shall not permit any of its Subsidiaries to, amend or modify its respective Organization Documents, other than any amendments or modifications which do not, individually or in the aggregate, adversely affect the interests of the Banks.

     (f) The Company shall not, and shall not permit any of its Subsidiaries to, enter into or be party to, or make any payment under, any Synthetic Purchase Agreement.

     Section 7.11. Debt to Total Capitalization Ratio. The Company shall not permit the Debt to Total Capitalization Ratio as of the end of any Fiscal Quarter set forth in Schedule 7.11 to be greater than the ratio set forth in
Schedule 7.11 for such Fiscal Quarter.

     Section 7.12. Interest Coverage Ratio. The Company shall not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter set forth in
Schedule 7.12 for the four Fiscal Quarters then ended (or, if less, the number of full Fiscal Quarters commencing after the Effective Date) to be less than the ratio set forth in Schedule 7.12 for such Fiscal Quarter.

     Section 7.13. Conseco EBITDA. The Company shall not permit the Conseco EBITDA as of the end of any Fiscal Quarter set forth in Schedule 7.13 for the four Fiscal Quarters then ended (or, if less, the number of full Fiscal Quarters commencing after the Effective Date) to be less than the amount set forth in
Schedule 7.13 for such Fiscal Quarter.

     Section 7.14. Aggregate RBC Ratio. The Company shall not permit the Aggregate RBC Ratio as of the end of any Fiscal Quarter set forth in Schedule
7.14 to be less than the ratio set forth in Schedule 7.14 for such Fiscal
Quarter.

     Section 7.15. Individual Risk-Based Capital Ratio. The Company shall not permit the Risk-Based Capital Ratio for any Insurance Subsidiary listed in
Schedule 7.15 as of the end of any Fiscal Year to be less than the ratio set forth in Schedule 7.15 for such Insurance Subsidiary for such Fiscal Year.

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     Section 7.16. Combined Statutory Capital and Surplus Level. The Company
shall not permit the Combined Statutory Capital and Surplus of the Insurance Subsidiaries as of the end of any Fiscal Quarter ending on or after September 30, 2003 to be less than the Minimum Statutory Capital and Surplus for such Fiscal Quarter.

     Section 7.17. Investment Portfolio Requirement. The Company shall not permit any Insurance Subsidiary to purchase, make or otherwise acquire:

     (a) any Investment that is not an Investment Grade Asset, unless, after giving effect thereto, the aggregate fair market value of all Investments of the Insurance Subsidiaries that are not Investment Grade Assets will not exceed 10% of the aggregate fair market value of all Investments held by the Insurance Subsidiaries;

     (b) any Investment that is non-NAIC rated, unless, after giving effect thereto, the aggregate fair market value of all Investments of the Insurance Subsidiaries that are non-NAIC rated will not exceed 6% of the aggregate fair market value of all Investments held by the Insurance Subsidiaries; and

     (c) any Investment involving Capital Stock, unless, after giving effect thereto, the aggregate fair market value of all Investments of the Insurance Subsidiaries that consist of Capital Stock will not exceed 1% of the aggregate fair market value of all Investments held by the Insurance Subsidiaries;

provided that (x) any Insurance Subsidiary shall be permitted to make any Investment that it is committed to make as of the Effective Date and listed on
Schedule 7.09 (it being understood, however, that each such Investment shall be taken into account for purposes of determining whether any additional Investments may be purchased, made or otherwise acquired hereunder) and (y) one or more of the Insurance Subsidiaries shall be permitted to directly or indirectly acquire the remaining interest in 767 LLC (it being understood that (A) on or prior to June 30, 2004, any Investment held directly or indirectly by any Insurance Subsidiary in the building located at 767 5th Avenue, New York, NY 10153 shall not be taken into account for purposes of determining whether any additional Investments may be purchased, made or otherwise acquired hereunder and (B) after such date, any such Investment shall be taken into account for such purpose). If one or more of the percentage thresholds referred in clauses
(a), (b) or (c) above is exceeded solely as a result of the making of any Investment permitted to be made pursuant to the foregoing proviso (after giving effect to any Investments made prior thereto), such event shall not constitute a Default for purposes hereof.

     Section 7.18. Restrictive Agreements. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to

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exist any agreement or other arrangement that prohibits, restricts or imposes any condition on (a) the ability of the Company or any Subsidiary to create or permit to exist any Lien on any of its property or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make, repay or prepay loans or advances to the Company or any other Subsidiary or to Dispose of assets to the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law (including pursuant to regulatory restrictions), by Official Orders No. 02-1126 and 02-1127 dated October 30, 2002 of the Commissioner of Insurance of the State of Texas (and any replacement orders that are no more restrictive to the Company or its Subsidiaries (it being understood that any term in any such replacement order that provides that the relevant Insurance Subsidiary may not request any dividends or other distributions prior to January 1, 2004 shall be deemed not to be more restrictive to the Company or its Subsidiaries)) or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof and identified on
Schedule 7.18 (but shall apply to any amendment or modification expanding the scope of, or any extension or renewal of, any such restriction or condition),
(iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets or property of the Company or any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or assets or property that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to restrictions which are not more restrictive than those contained in this Agreement contained in any documents governing any Indebtedness incurred after the Effective Date in accordance with the provisions of this Agreement, (v) clause (a) of this Section shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness (including Capitalized Lease Liabilities and Purchase Money Debt) permitted by this Agreement if such restrictions or conditions apply only to the collateral securing such Indebtedness and (vi) clause (a) of this Section shall not apply to customary provisions in leases or licenses or other contracts and agreements restricting the assignment, subletting or sublicensing thereof.

     Section 7.19. Holding Company Activities. The Company shall not, and shall not permit New HoldCo, or prior to the consummation of the Proposed CIHC Transactions, CIHC, to, engage in any business or activity except owning all the outstanding shares of Capital Stock of their respective Subsidiaries and activities related or incidental thereto. The Company shall not permit New HoldCo, or prior to the consummation of the Proposed CIHC Transactions, CIHC, to own or acquire any assets (except shares of Capital Stock of its Subsidiaries and cash and Cash Equivalents and other assets owned by it on the Effective
Date) or incur any liabilities (except liabilities under the Loan Documents, liabilities imposed by law, including tax liabilities, liabilities in

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existence on the Effective Date and other liabilities incidental to its existence and permitted business and activities).

     Section 7.20. Changes In Fiscal Year. The Company shall not, and shall not permit any of its Subsidiaries to, change the last day of its fiscal year from December 31 of each year.

                                    Article 8
                                EVENTS OF DEFAULT

     Section 8.01. Events of Default. Each of the following shall constitute an "Event of Default":

     (a) Non Payment. The Company fails to pay, (i) when and as required to be paid herein, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

     (b) Representation or Warranty. Any representation or warranty by the Company or any of its Subsidiaries made or deemed made herein or in connection with any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or contained in any certificate, document or financial or other statement by the Company, any Subsidiary or any Responsible Officer, furnished at any time in connection with this Agreement or in connection with any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, is incorrect in any material respect on or as of the date made or deemed made; or

     (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of (i) Section 6.03(a), Section 6.04(a) (with respect to the Company's corporate existence), Section 6.10(a), Section 6.10(b), Section 6.10(e), Section 6.11 or Article 7 (other than Section 7.15 or
Section 7.17) or (ii) Section 7.15 or Section 7.17 and, in the case of clause
(ii), such default shall continue unremedied for a period of 30 days (it being understood that if the Company takes any action during such 30 day period which action, if it had been taken on or prior to the relevant date on which compliance with Section 7.15 or Section 7.17, as applicable, was tested, would have resulted in the Company being in compliance with such Section on such test date, such default shall be deemed to have been remedied on the date on which such action was taken); or

     (d) Other Defaults. The Company or any of its Subsidiaries fails to perform or observe any other term or covenant contained in this Agreement or

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any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

     (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $20,000,000, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness (and, solely in the case of a failure to comply with any financial statement or other information delivery or reporting requirement or in the case of the entry of any judgment or decree, so long as such judgment or decree constitutes a Default but not an Event of Default under Section 8.01(i), such failure or event continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure or event) if the effect of such failure, event or condition is to cause, or to permit (or, with the giving of notice or lapse of time or both, would permit) the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or, in the case of any such Indebtedness consisting of Contingent Obligations, to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (x) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (y) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $20,000,000; or

     (f) Insolvency; Voluntary Proceedings. The Company or any Subsidiary (other than an Immaterial Subsidiary) (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; (iv) applies for or consents to the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or for a substantial part of its assets, or
(v) takes any action to effectuate or authorize any of the foregoing; or

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     (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary (other than an Immaterial Subsidiary), or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's (other than an Immaterial Subsidiary's) properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary (other than an Immaterial Subsidiary) admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; (iii) the Company or any Subsidiary (other than an Immaterial Subsidiary) acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or (iv) any Subsidiary (other than an Immaterial Subsidiary) shall become subject to any conservation, rehabilitation or liquidation order, directive or mandate issued by any Governmental Authority; or

     (h) Pension Plans and Welfare Plans. With respect to any Single Employer Pension Plan as to which the Company or any other ERISA Affiliate may have any liability, there shall exist an Unfunded Pension Liability of more than $30,000,000 in the aggregate as to the Company or any ERISA Affiliate, and steps are undertaken to terminate such plan or such Pension Plan is terminated or the Company or any other ERISA Affiliate withdraws from or institutes steps to withdraw from such Pension Plan, or the Company has knowledge that steps have been taken to terminate any Multiemployer Plan and such termination may result in liability to the Company or any ERISA Affiliate in excess of $30,000,000 in the aggregate or any Reportable Event with respect to such Pension Plan has occurred which could result in the incurrence of liability by the Company or any ERISA Affiliate in excess of $30,000,000 in the aggregate or steps are taken to terminate any Multiemployer Plan and such termination may result in any liability of the Company or any ERISA Affiliate in excess of $30,000,000 in the aggregate; or

     (i) Material Judgments. One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has not denied coverage) of $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof, or any action shall be taken by a judgment creditor to attach or levy upon any asset of the Company or any of its Subsidiaries to enforce any such judgment or decree; or

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     (j) Material Regulatory Matters. (i) Any Insurance Subsidiary shall not make a scheduled payment of interest or principal on any surplus note or similar form of indebtedness (due to actions of any Governmental Authority or otherwise), (ii) any Insurance Subsidiary's ability to pay fees to its Affiliates under existing agreements (or extensions of existing agreements) shall be restricted (due to actions of any Governmental Authority or otherwise),
(iii) in any Fiscal Year, an Insurance Subsidiary's ability to pay dividends to its stockholders is restricted in any manner (due to actions of any Governmental Authority or otherwise), other than by restrictions relating to dividends that apply generally to other insurance companies domiciled in the Insurance Subsidiary's state of domicile under the insurance law of the state or (iv) any other Material Adverse Regulatory Event occurs, and (x) in the cases of clauses
(i) through (iii) above, such event or condition, together with all other such events or conditions, could reasonably be expected to have a Material Adverse Regulatory Effect and (y) in each case, such event or condition was not in effect as of the date hereof; or

     (k) Change of Control. There occurs any Change of Control; or

     (l) Subsidiary Guarantee. Any Subsidiary Guarantor's Secured Guarantee shall cease, for any reason, to constitute a valid and binding agreement of such Subsidiary Guarantor or to be in full force and effect (other than in accordance with the terms thereof or if released by the Agent at the direction of the Required Banks) or the Company or any Subsidiary of the Company shall so assert; or

     (m) Liens. Any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by the Company or any Subsidiary of the Company not to be, a valid and perfected Lien on any Collateral covered thereby, with the priority required by the applicable Security Document (except as a result of a sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or as a result of the Agent's failure to maintain possession of any stock certificates, promissory notes or other documents or possessory collateral delivered to it under the Security Agreement), except to the extent that such cessation would not, together with all other such cessations, be with respect to Collateral having a fair market value in excess of $10,000,000.

     (n) Subordination Provisions. Any subordination provisions applicable to the Permitted Refinancing Indebtedness shall cease to be, or shall be asserted by the Company or any Subsidiary or by holders of 25% or more of the aggregate principal amount of such Indebtedness then outstanding not to be, valid and enforceable in accordance with the terms thereof; or the Obligations shall cease to constitute "Senior Debt" (howsoever defined) for purposes of the Permitted Refinancing Indebtedness.

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     (o) A.M. Best Rating. (i) The financial strength rating of any Active
Material Insurance Subsidiary by A.M. Best shall be less than (A) B at the close of business on the 60th day after the Effective Date, (B) the Initial A.M. Best Rating of such Active Material Insurance Subsidiary at any time during the period commencing on the 60th day after the Effective Date and ending on the A-Effective Date or (C) A- thereafter. For purposes of this paragraph, "A-Effective Date" means August 15, 2005; provided, however, that A- Effective Date shall mean December 31, 2005 if (x) the Debt to Total Capitalization Ratio as of the end of the Fiscal Quarter ended June 30, 2005 is less than 0.270:1.0 and (y) the Aggregate RBC Ratio as of the end of the Fiscal Quarter ended June 30, 2005 is greater than 250%.

     (ii) The financial strength rating by A.M. Best of any Active Material Insurance Subsidiary (A) that has a financial strength rating above A- by A.M. Best immediately prior to the Rating Test Date shall be downgraded to below A-by A.M. Best at any time on or after the Rating Test Date or (B) that has a financial strength rating of A- or below by A.M. Best immediately prior to the Rating Test Date shall be downgraded by one or more levels by A.M. Best at any time on or after the Rating Test Date; provided that notwithstanding that a Rating Test Date has occurred, no Event of Default under this clause shall occur until the first date on which the Company would not have been in compliance with
(x) the covenant in Section 7.11 assuming that the non-qualifying portion of preferred stock referred to in clause (i) of the definition of "Rating Test Date" had been treated as Indebtedness and not equity of the Company for the purposes of such covenant or (y) the covenant in Section 7.13 if the Company had not been permitted to add back the charges referred to in clause (ii) of the definition of "Rating Test Date". For purposes of this paragraph, "Rating Test Date" shall mean the earlier of (i) if there is a change in GAAP after the Effective Date as a result of which all or any portion of any preferred stock issued by the Company no longer qualifies as permanent equity of the Company, the date on which such disqualification takes effect and (ii) if the Company takes any charges after the Effective Date to write off any goodwill included on the Company's balance sheet on the Effective Date, the date on which the first such charge was taken.

     Section 8.02. Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Required Banks,

     (a) declare the Commitment of each Bank to have deemed to have made Loans to be terminated, whereupon such Commitments shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, whereupon such Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document shall

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become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

     (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in Section 8.01(f) or Section 8.01(g) upon the expiration of the 60-day period mentioned therein, the obligation of each Bank to have deemed to have made Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company.

     Section 8.03. Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                    Article 9
                                    THE AGENT

     Section 9.01. Appointment and Authorization; "Agent". Each Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

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     Section 9.02. Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct. The exculpatory provisions of this Article shall apply to any such agent, employee or attorney-in-fact.

     Section 9.03. Liability of Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Bank or participant for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate thereof, or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any Subsidiary or Affiliate thereof or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any Subsidiary or Affiliate thereof.

     Section 9.04. Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company or any Subsidiary), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required

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Banks (or such other number of Banks as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

     (b) For purposes of determining compliance with the conditions specified in
Section 4.01, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Agent shall have received notice from such Bank prior to the proposed Effective Date specifying its objection thereto.

     Section 9.05. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default as may be directed by the Required Banks in accordance with Article 8; provided, however, that unless and until the Agent has received any such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Banks.

     Section 9.06. Credit Decision. Each Bank acknowledges that no
Agent-Related Person has made any representation or warranty to it, and that no act by the Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Company, any Subsidiary or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the

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business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent herein, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company or any of its Subsidiaries or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

     Section 9.07. Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Bank shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all other Obligations and the resignation of the Agent.

     Section 9.08. Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company or any of its Subsidiaries and their respective Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Company, such Subsidiary or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise such rights and powers as though it were not

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the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

     Section 9.09. Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor administrative agent for the Banks, which successor administrative agent shall be consented to by the Company at all times other than during the existence of an Event of Default (which consent of the Company shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor administrative agent from among the Banks. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor administrative agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 9 and Sections 10.04 and 10.05 shall inure to its benefit and to the benefit of the Agent-Related Persons as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor administrative agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

     Section 9.10. Agent May File Proofs Of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other Obligor, the Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:

     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Agent and their respective agents and counsel and all other amounts due the Banks and the Agent under Section 2.10 and Section 10.04) allowed in such judicial proceeding; and

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     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Banks, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Section 2.10 and Section 10.04.

     Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or to authorize the Agent to vote in respect of the claim of any Bank in any such proceeding.

     Section 9.11. Collateral And Guaranty Matters. The Banks irrevocably authorize the Agent, at its option and in its discretion:

     (a) to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Banks;

     (b) to subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02(h); and

     (c) to release any Subsidiary Guarantor from its obligations under its Secured Guarantee if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

     Upon request by the Agent at any time, the Required Banks will confirm in writing the Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under its Secured Guarantee pursuant to this Section.

     Section 9.12. Withholding Tax. (a) If any Bank (including a Bank that becomes a party to this Agreement by assignment in accordance with Section 10.07) is not a "United Stated Person" for U.S. federal income tax purposes as defined in Section 7701(a)(30) of the Code and such Bank claims exemption

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from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the
Code, such Bank agrees with and in favor of the Agent and the Company, to deliver to the Agent and the Company:

          (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form W-8BEN (or any successor form) before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

          (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form W-8ECI (or any successor form) before the payment of any interest is due in the first taxable year of such Bank and in each third succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

          (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent and the Company of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

     (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing an IRS Form W-8BEN, W-8ECI or other required form and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent and the Company of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent and the Company will treat such Bank's IRS Form W-8BEN, W-8ECI or other required form as no longer valid.

     (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

     (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Company may withhold from any interest payment to such Bank (or the

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Agent) an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Company and the Agent, or if any Bank is not entitled to submit such forms or other documentation, then the Company may withhold from any interest payment to such Bank (or the Agent) an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If the Company withholds tax from any interest payment, it shall deliver to the Agent on the Interest Payment Date a written notice setting forth in reasonable detail the amount of withholding made and the reason for said calculation of such amount.

     (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Company or the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Company or the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Company or the Agent, as the case may be, fully for all amounts paid, directly or indirectly, by the Company or the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Company or the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

     (f) Any amounts withheld from a Bank as a result of the failure of such Bank to claim an exemption from withholding available to it, or otherwise to comply with this Section 9.12 shall not be subject to indemnification under
Section 3.01, Section 10.05 or otherwise.

                                   ARTICLE 10
                                  Miscellaneous

     Section 10.01. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Obligor therefrom, shall be effective unless in writing signed by the Required Banks and the Company or the applicable Obligor, as the case may be, and acknowledged by the Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

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     (a) extend or increase the Commitment of any Bank (or reinstate any
Commitment terminated pursuant to Section 8.02) without the written consent of such Bank;

     (b) postpone or delay the maturity of any Loan, or any scheduled date of payment of the principal amount of any Loan under Section 2.07, or any date for the payment of any interest or fees due to the Banks (or any of them) hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Bank affected thereby; provided that this clause shall not apply to any amendment, waiver or consent that is entered into as contemplated by the definition of "Applicable Margin" for purposes of giving effect to the replacement of S&P or Moody's if such agency ceases to be in the business of rating debt securities;

     (c) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks (or Banks of any Class) or any of them to take any action hereunder, without the written consent of each Bank, or each Bank of such Class, as the case may be;

     (d) release all or any substantial part of the Collateral from the Transaction Liens (except as expressly permitted hereunder or in the Security Agreement), without the written consent of each Bank;

     (e) change any provision of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Banks holding Loans of any Class or Sub-Class differently than those holding Loans of any other Class or Sub-Class, without the written consent of Banks holding a majority in interest of the outstanding Loans of each adversely affected Class or Sub-Class, as applicable;

     (f) change clause (i) of Section 2.08(d), the second proviso to Section 2.08(d) or Section 2.08(g), without the written consent of Banks holding a majority in interest of the outstanding Tranche A-2 Term Loans and Tranche B-2 Term Loans;

     (g) change Section 2.08(f), without the written consent of Banks holding a majority in interest of the outstanding Tranche A-2 Term Loans, Tranche A-3 Term Loans, Tranche B-2 Term Loans and Tranche B-3 Term Loans; or

     (h) amend this Section 10.01 or Section 2.13, without the written consent of each Bank;

and, provided further, that (i) no such agreement shall, unless in writing and signed by the Agent in addition to the Required Banks or all the Banks, as the

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case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document (except with respect to the removal of the Agent), (ii) any fee agreement referred to in Section 2.10 may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto and
(iii) any amendment, waiver or consent that by its terms affects the rights or duties under this Agreement of one Class or Sub-Class of Banks (but not of any other Class or Sub-Class of Banks) may be effected by an agreement or agreements in writing entered into by the Company and the requisite percentage in interest of the affected Class or Sub-Class of Banks that would be required to consent thereto under this Section if such Class or Sub-Class of Banks were the only Class or Sub-Class of Banks hereunder at the time.

     Section 10.02. Notices. (a) Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number (provided that any matter transmitted by the Company by facsimile (1) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 10.02, and (2) shall be followed promptly by delivery of a hard copy original thereof) or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i) if to the Company or the Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on
     Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

          (ii) if to any other Bank, to the address, facsimile number, electronic mail address or telephone number specified in its administrative questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Company and the Agent.

     All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Agent pursuant to Article 2 shall not be effective until actually received by such

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Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

     (b) Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all Obligors, the Agent and the Banks. The Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (c) Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02 and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

     (d) The Agent and the Banks shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify each Agent-Related Person and each Bank from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company; provided that such indemnity shall not, as to any such Person, be available to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person. All telephonic notices to and other communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

     Section 10.03. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     Section 10.04. Costs and Expenses. The Company agrees (a) to pay or reimburse the Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and

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thereby, including all Attorney Costs, and (b) to pay or reimburse the Agent and each Bank for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including in any Insolvency Proceeding or appellate proceeding), including all fees, expenses and disbursements of any law firm or other external legal counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Agent and the cost of independent public accountants and other outside experts retained by the Agent or any Bank. All amounts due under this Section shall be payable within five Business Days after written demand therefor together with, if requested by the Company, backup documentation supporting such payment or reimbursement request. The agreements in this Section shall survive the repayment of the Loans and the other Obligations.

     Section 10.05. Company Indemnification; Damage Waiver. (a) Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold harmless each Agent-Related Person, each Bank and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnified Persons") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, charges and reasonable costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever (including those arising from or relating to any environmental matters) which may at any time be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnified Person; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments,

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suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person. No Indemnified Person shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnified Person have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date). All amounts due under this Section shall be payable within thirty days after written demand therefor together with, if requested by the Company, backup documentation supporting such indemnification request. The agreements in this Section shall survive the resignation of the Agent, the replacement of any Bank and the repayment, satisfaction or discharge of all the other Obligations.

     (b) To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

     Section 10.06. Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

     Section 10.07. Assignments, Participations, etc. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank and no Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a

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security interest subject to the restrictions of subsection (f) or (h) of this
Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnified Persons, and their permitted successors and assigns) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Bank may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Bank's Loans at the time owing to it or in the case of an assignment to a Bank or an Affiliate of a Bank or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Bank, the aggregate amount of the Loans subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $3,000,000 unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement with respect to the Loans assigned; and (iii) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3.01, Section 3.03,
Section 3.04, Section 10.04 and Section 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Bank. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) The Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the principal amounts of the Loans owing to each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Company, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Bank may at any time, without the consent of, or notice to, the Company or the Agent, sell participations to any Person (other than a natural person or the Company or any of the Company's Subsidiaries) (each, a "Participant") in all or a portion of such Bank's rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Section 3.01, Section 3.03, and Section 3.04 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Bank, provided such Participant agrees to be subject to Section 2.13 as though it were a Bank.

     (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or Section 3.03 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 9.12 as though it were a Bank.

     (f) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

     (g) As used herein, the following terms have the following meanings:

     "Eligible Assignee" means (a) a Bank; (b) an Affiliate of a Bank; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Agent and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Company or any of the Company's Subsidiaries.

     "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "Approved Fund" means any Fund that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.


     (h) Notwithstanding anything to the contrary contained herein, any Bank that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Bank in compliance with the other provisions of this Section, (i) no such pledge shall release the pledging Bank from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Bank under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

     Section 10.08. Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information (x) other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary or (y) in any manner that would constitute a violation of applicable laws, except, in either case, to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (a) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (b) pursuant to subpoena or other court process; (c) when required to do so in accordance with the provisions of any applicable Requirement of Law; (d) to the extent reasonably required in connection with any litigation or proceeding to which the Agent or any Bank or their respective Affiliates may be party; (e) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (f) to such Bank's independent auditors and other professional advisors; (g) to any Participant or Eligible Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (h) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party with such Bank or such Affiliate; (i) to its Affiliates, provided that such Affiliates are not insurance companies; and (j) to any other party to this Agreement. Notwithstanding anything herein to the contrary, "information" shall not include, and the Agent and each Bank and their respective Affiliates may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or such Bank or Affiliate relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans and transactions contemplated hereby.

     Section 10.09. Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default shall have occurred and be continuing, each Bank and each of its Affiliates is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such

Bank or Affiliate to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured; provided that neither any Bank nor any of its Affiliates shall be entitled to exercise any such set off with respect to any account that is certified by a Responsible Officer pursuant to a certificate delivered to such Bank (with a copy to the Agent) as being a trust account of the type described in Section 6.15(c)(w); and provided further that until such time as all outstanding Loans have become due and payable (whether pursuant to Article 8 or otherwise), neither any Bank nor any of its Affiliates shall be entitled to exercise any such set off with respect to any account that is certified by a Responsible Officer pursuant to a certificate (which certificate may be included in any account control agreement required by the Security Agreement and applicable to such account) delivered to such Bank (with a copy to the Agent) as being a payroll account if the aggregate amount of cash and Cash Equivalents in all such accounts does not exceed $15,000,000. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     Section 10.10. Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     Section 10.11. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     Section 10.12. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agent and each Bank, regardless of any investigation made by the Agent or any Bank or on their behalf, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

     Section 10.13 Severability. If any provision of any Loan Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of the Loan Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Banks in order to carry out the intentions of the parties thereto as nearly as may be possible and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

     Section 10.14. Governing Law; Jurisdiction; Consent to Service of Process.
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

     (b) The Company irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that any Bank or the Agent may otherwise have to bring any action or proceeding relating to any Loan Document against any Obligor or its properties in the courts of any jurisdiction.

     (c) The Company irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in subsection
(b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

     (d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.02. Nothing in any Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

     Section 10.15. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS

OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     Section 10.16. Entire Agreement. This Agreement, together with the other Loan Documents and any separate agreements with respect to fees payable to the Agent, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.



                           [signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

                                 CONSECO, INC.
                                 By:/s/William J. Shea
                                    --------------------------------------------
                                    Name:  William J. Shea
                                    Title: President and Chief
                                           Executive Officer


                                 BANK OF AMERICA, N.A., as Agent
                                 By:/s/Molly J. Oxford
                                    --------------------------------------------
                                    Name:  Molly J. Oxford
                                    Title: Vice President


                                 BANK OF AMERICA, N.A., as a Bank
                                 By:/s/Bridget A. Garavalia
                                    --------------------------------------------
                                    Name:  Bridget A. Garavalia
                                    Title: Managing Director

[OTHER SIGNATURE BLOCKS]

                                                                   SCHEDULE 7.11

                       DEBT TO TOTAL CAPITALIZATION RATIO

              ---------------------------------------------- ------------------------
                          Fiscal Quarter Ending                       Ratio
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              September 30, 2003                                    0.358:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              December 31, 2003                                     0.356:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              March 31, 2004                                        0.351:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              June 30, 2004                                         0.339:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              September 30, 2004                                    0.335:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              December 31, 2004                                     0.333:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              March 31, 2005                                        0.328:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              June 30, 2005                                         0.317:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              September 30, 2005                                    0.313:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              December 31, 2005                                     0.305:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              March 31, 2006                                        0.295:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              June 30, 2006                                         0.284:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              September 30, 2006                                    0.280:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              December 31, 2006                                     0.267:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              March 31, 2007                                        0.261:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              June 30, 2007                                         0.243:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              September 30, 2007                                    0.237:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              December 31, 2007                                     0.216:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              March 31, 2008                                        0.210:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              each Fiscal Quarter thereafter                        0.200:1.0
              ---------------------------------------------- ------------------------

                                                                   SCHEDULE 7.12

                             INTEREST COVERAGE RATIO

              ---------------------------------------------- ------------------------
                          Fiscal Quarter Ending                       Ratio
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              December 31, 2003                                     1.00:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              March 31, 2004                                        1.00:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              June 30, 2004                                         1.00:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              September 30, 2004                                    1.00:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              December 31, 2004                                     1.05:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              March 31, 2005                                        1.10:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              June 30, 2005                                         1.10:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              September 30, 2005                                    1.36:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              December 31, 2005                                     1.37:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              March 31, 2006                                        1.50:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              June 30, 2006                                         1.50:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              September 30, 2006                                    1.63:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              December 31, 2006                                     1.94:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              March 31, 2007                                        1.99:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              June 30, 2007                                         2.15:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              September 30, 2007                                    2.25:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              December 31, 2007                                     2.25:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              March 31, 2008                                        2.26:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              June 30, 2008                                         2.47:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              September 30, 2008                                    2.62:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              December 31, 2008                                     2.78:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              March 31, 2009                                        2.96:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              June 30, 2009                                         3.17:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              September 30, 2009                                    3.72:1.0
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              each Fiscal Quarter thereafter                        4.50:1.0
              ---------------------------------------------- ------------------------

                                                                  SCHEDULE 7.13

                                 CONSECO EBITDA

              ---------------------------------------------- ------------------------
                          Fiscal Quarter Ending                      Amount
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              March 31, 2004                                      $490,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              June 30, 2004                                       $767,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              September 30, 2004                                 $1,065,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              December 31, 2004                                  $1,066,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              March 31, 2005                                     $1,067,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              June 30, 2005                                      $1,067,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              September 30, 2005                                 $1,068,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              December 31, 2005                                  $1,073,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              March 31, 2006                                     $1,078,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              June 30, 2006                                      $1,083,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              September 30, 2006                                 $1,089,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              December 31, 2006                                  $1,098,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              March 31, 2007                                     $1,108,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              June 30, 2007                                      $1,118,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              September 30, 2007                                 $1,129,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              December 31, 2007                                  $1,141,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              March 31, 2008                                     $1,155,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              June 30, 2008                                      $1,169,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              September 30, 2008                                 $1,185,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              December 31, 2008                                  $1,200,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              March 31, 2009                                     $1,216,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              June 30, 2009                                      $1,233,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              September 30, 2009                                 $1,252,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              December 31, 2009                                  $1,273,000,000
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              each Fiscal Quarter thereafter                     $1,296,000,000
              ---------------------------------------------- ------------------------

                                                                  SCHEDULE 7.14

                       AGGREGATE RISK-BASED CAPITAL RATIO

              ---------------------------------------------- ------------------------
                          Fiscal Quarter Ending                       Ratio
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              September 30, 2003                                      158%
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              December 31, 2003                                       158%
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              March 31, 2004                                          167%
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              June 30, 2004                                           176%
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              September 30, 2004                                      185%
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              December 31, 2004                                       195%
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              March 31, 2005                                          197%
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              June 30, 2005                                           210%
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              September 30, 2005                                      215%
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              December 31, 2005                                       220%
              ---------------------------------------------- ------------------------
              ---------------------------------------------- ------------------------
              each Fiscal Quarter thereafter                          225%
              ---------------------------------------------- ------------------------

                                                                   SCHEDULE 7.15

                        MINIMUM RISK-BASED CAPITAL RATIO

     ------------- --------------- --------------- ---------------- --------------- ---------------
                                                                                      Each other
                                                                                        Active
                                                       Conseco         Conseco         Material
                    Bankers Life    Conseco Life       Annuity          Health        Insurance
                    and Casualty     Insurance        Assurance       Insurance       Subsidiary
     Fiscal Year      Company         Company          Company         Company
     ------------- --------------- --------------- ---------------- --------------- ---------------
     ------------- --------------- --------------- ---------------- --------------- ---------------
         2003           125%            139%            125%            200%*            200%
     ------------- --------------- --------------- ---------------- --------------- ---------------
     ------------- --------------- --------------- ---------------- --------------- ---------------
         2004           176%            183%            179%             184%            200%
     ------------- --------------- --------------- ---------------- --------------- ---------------
     ------------- --------------- --------------- ---------------- --------------- ---------------
         2005           190%            179%            191%             184%            200%
     ------------- --------------- --------------- ---------------- --------------- ---------------
     ------------- --------------- --------------- ---------------- --------------- ---------------
         2006           191%            178%            191%             191%            200%
     ------------- --------------- --------------- ---------------- --------------- ---------------
     ------------- --------------- --------------- ---------------- --------------- ---------------
         2007           191%            178%            191%             192%            200%
     ------------- --------------- --------------- ---------------- --------------- ---------------
     ------------- --------------- --------------- ---------------- --------------- ---------------
         2008           191%            178%            191%             191%            200%
     ------------- --------------- --------------- ---------------- --------------- ---------------
     ------------- --------------- --------------- ---------------- --------------- ---------------
         2009           191%            178%            191%             191%            200%
     ------------- --------------- --------------- ---------------- --------------- ---------------


* If the proposed merger of Conseco Life Insurance Company with and into Conseco Health Insurance Company shall have been consummated on or prior to December 31, 2003, the relevant ratio for 2003 shall instead be 183%.